UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NorthWestern Corporation
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This proxy statement contains information related to the solicitation of proxies by the Board of Directors (the Board) of NorthWestern Corporation d/b/a NorthWestern Energy (NorthWestern, the company, we, us, or our) in connection with our 2017 Annual Meeting of Shareholders. See the Proxy Statement Glossary on the inside back cover for additional definitions used in this proxy statement.

IMPORTANT VOTING INFORMATION

If you owned shares of NorthWestern Corporation common stock at the close of business on February 27, 2017 (the Record Date), you are entitled to one vote per share upon each matter presented at the annual meeting of shareholders to be held on April 27, 2017. Shareholders whose shares are held in an account at a brokerage firm, bank, or other nominee (i.e., in “street name”) will need to obtain a proxy from the broker, bank, or other nominee that holds their shares authorizing them to vote at the annual meeting.

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at this shareholders meeting, except on the ratification of our appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017, unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank, or other financial institution before the date of the annual meeting.

YOUR VOTE IS IMPORTANT

Your vote is important. Our Board strongly encourages you to exercise your right to vote. Voting early helps ensure that we receive a quorum of shares necessary to hold the annual meeting.

ASSISTANCE

If you have any questions about the proxy voting process, please contact the broker, bank, or other financial institution where you hold your shares. The Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareholder. You also may contact our Investor Relations Department by phone at (605) 978-2945 or by email at investor.relations@northwestern.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2017

The Notice of Annual Meeting, Proxy Statement, and 2016 Annual Report to
Shareholders are available on the internet at www.proxyvote.com.

ATTENDING THE ANNUAL MEETING IN PERSON OR BY WEBCAST

Only shareholders of record or their legal proxy holders as of the record date or our invited guests may attend the annual meeting in person. If you wish to attend the annual meeting and your shares are held in street name at a brokerage firm, bank, or other nominee, you will need to bring your notice or a copy of your brokerage statement or other documentation reflecting your stock ownership as of the record date. You may be asked to provide photo identification, such as a driver’s license.

The annual meeting will be webcast (audio and slides) simultaneously with the meeting. You may access the webcast from our website at NorthWesternEnergy.com under Our Company / Investor Relations / Presentations and Webcasts. A replay of the webcast will be available at the same location on our website through April 27, 2018.

Notice of 2017 Annual Meeting and Proxy Statement

March 16, 2017

Dear Fellow NorthWestern Corporation Shareholder:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders to be held on Wednesday, April 27, 2017, at 10:00 a.m. Central Daylight Time at the NorthWestern Energy South Dakota / Nebraska Operational Support Office, 600 Market Street SW, Huron, South Dakota.

At the meeting, shareholders will be asked to elect the Board of Directors, to ratify the appointment of our independent registered public accounting firm for 2017, to hold an advisory “say-on-pay” vote on the compensation of our named executive officers, to hold an advisory vote on how frequently to conduct the “say-on-pay” vote, and to transact any other matters and business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting. The proxy statement included with this letter provides you with information about the annual meeting and the business to be conducted.

YOUR VOTE IS IMPORTANT. We urge you to read this proxy statement carefully. Whether or not you plan to attend the annual meeting in person, we urge you to vote promptly through the internet, by telephone or by mail.

If you are unable to attend our annual meeting in person, we are pleased to offer an audio webcast of the meeting. The webcast can be accessed live on our website at NorthWesternEnergy.com under Our Company / Investor Relations / Presentations and Webcasts, or you can listen to a replay of the webcast, which will be archived on our website at the above location for one year after the meeting.

Thank you for your continued support of NorthWestern Corporation.

Very truly yours,

Robert C. Rowe President and Chief Executive Officer

Table of Contents

Annual Meeting Notice	1
Proxy Summary	2
2016 Executive Pay Overview	2
2016 Corporate Governance Overview	3
Items of Business to Be Consider at the Annual Meeting	4
Proposal 1 – Election of Directors	4
Proposal 2 – Ratification of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for 2017	6
Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation	8
Proposal 4 – Advisory Vote on the Frequency of the Advisory Votes on Executive Compensation	10
Executive Pay	11
Compensation Discussion and Analysis	11
Compensation Committee Report	32
2016 Executive Pay (2016 Summary Compensation Table)	33
2016 Director Pay	41
Corporate Governance	42
Board of Directors	43
Board Diversity	44
Individual Directors	45
Board Independence	49
Board Committees	50
Other Governance Practices	55
Stock Information	57
Who Owns Our Stock	57
Stock for Compensation Plans	59
Audit Committee Report	60
Annual Meeting Information	61
Voting Procedures	61
General Information	63
Proxy Statement Glossary (inside back cover)

Notice
2017 Annual Meeting of Shareholders
Shareholders owning NorthWestern Corporation common stock at the close of business on the record date, or their legal proxy holders, are entitled to vote at the annual meeting. Only our shareholders, their legal proxy holders as of the record date, or our invited guests may attend the annual meeting in person. The annual meeting will be webcast (audio and slides) simultaneously with the meeting.

Meeting Date:	April 27, 2017
Meeting Time:	10:00 a.m. Central Daylight Time
Location:	NorthWestern Energy South Dakota / Nebraska Operational Support Office
600 Market Street SW Huron, South Dakota
Record Date:	February 27, 2017
Annual Meeting Business:
On or about March 16, 2017, we mailed to our shareholders either (1) a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the internet, or (2) a copy of our proxy statement, a proxy card, and our 2016 Annual Report.

		Board Recommendation
Proposal			Page
1	Election of nine directors	FOR each director nominee	4
2	Approval of Deloitte & Touche LLP as the Independent Registered Accounting Firm for 2017	FOR	6
3	Advisory Vote to Approve Named Executive Officer Compensation	FOR	8
4	Advisory Vote on the Frequency of the Advisory Votes on Executive Compensation	every 1 YEAR	10
By Order of the Board of Directors,

Timothy P. Olson
Corporate Secretary

Proxy Summary Items of Business to Be Considered at the Annual Meeting

Proposal				Board Recommendation	Page

1	Election of nine directors			FOR each director nominee	4
2	Approval of Deloitte & Touche LLP as the Independent Registered Accounting Firm for 2017			FOR	6
3	Advisory Vote to Approve Named Executive Officer Compensation			FOR	8
4	Advisory Vote on the Frequency of the Advisory Votes on Executive Compensation			every 1 YEAR	10

2016 Executive Pay Overview
Alignment of Pay with Shareholder and Customer Interests
Our executive pay program is designed to align the long-term interests of our executives, shareholders, and customers. About 77 percent of the compensation of our chief executive officer, or CEO, and about 58 percent of the compensation of our other named executive officers is at risk in the form of performance-based incentive awards that use Board-established metrics and targets, based upon advice from the Board’s independent compensation consultant. The performance metrics did not change from the prior year. We also require our executives to retain meaningful ownership of our stock. This structure encourages our executives to focus on short- and long-term performance and provides a reward to our executives, shareholders, and customers when we achieve our financial and operating objectives. Our CEO to median employee pay ratio for 2016 was 22:1.

Executive Pay Components at a Glance
		Percent of Total Compensation
Component	Description	CEO	Other NEO Avg.	Changes in 2016
Base Salary Fixed, paid in cash	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	23%	42%	Executives received three percent cost of living adjustment provided to all employees
Annual Cash Incentive Variable, paid in cash	Based on net income, safety, reliability, and customer satisfaction metrics and individual performance	19%	18%	No change to performance metrics in 2016; performance targets updated to encourage improvement over prior year
Long-Term Incentive Program Awards Variable, paid in equity	Based on earnings per share, return on average equity and relative total shareholder return performance over a three-year vesting period	46%	31%	Increased target opportunity for three executives to align with market median; no change to performance metrics; performance targets updated
Executive Retention / Retirement Program Awards Variable, paid in equity	Based on net income performance over a five-year vesting period; paid over five-year period following separation from service	12%	9%	No change in 2016

Proxy Summary

Performance Against Incentive Targets
In 2016, we managed our business through warmer than average winter weather and achieved all-time high safety performance and customer satisfaction, while providing shareholders a 45.7 percent return for the three‑year period ending December 31, 2016. As a result, we achieved above target performance for our 2016 incentive awards.

2016 Annual Cash Incentive Outcome		2014 Long-Term Incentive Program Vesting
Financial (55%) – % of Target Achieved	112%	ROAE / Avg. Net Inc. Growth – % of Target Achieved	157%
Safety (15%) – % of Target Achieved	150%	Relative TSR – % of Target Achieved	60%
Reliability (15%) – % of Target Achieved	123%	Total Payout to Participants*	108%
Customer Sat. (15%) – % of Target Achieved	73%
Total Funding	113%	* Each component weighted 50% for total payout

Shareholder Feedback on Executive Pay
At our 2016 annual meeting, our 2015 named executive officer pay program was approved by 99.2 percent of the votes cast. In light of the overwhelming approval from our shareholders, we have not changed the overall structure of our named executive officer pay program for 2016. We continue to use the same executive pay components and operate within the parameters previously approved by our shareholders.
2016 Corporate Governance Overview
Our Board has nominated nine individuals for election – seven current members and two new candidates, Ms. Britt E. Ide (director and interim CEO of Big Sky Chamber of Commerce) and Ms. Linda G. Sullivan (chief financial officer for American Water). We list all nominees on the following page in Proposal No. 1—Election of Directors.
Last year, shareholders elected six of our current director nominees by at least 99.7 percent of the votes cast. Another current director nominee, Mr. Anthony T. Clark (former FERC commissioner), joined our Board in December 2016, following the April 2016 retirement of director Denton Louis Peoples. Our eighth current Board member, Ms. Dorothy M. Bradley announced in February 2017 that she would not be seeking re-election.
Each of our Board members and nominees is independent, with the sole exception of our CEO. Our Board is led by an independent chair, and our three Board committees – Audit; Compensation; and Governance – are chaired by and composed entirely of independent directors. In addition, diversity is important to our Board, as reflected in the graphs below regarding our slate of nominees.
In 2016, our Board doubled the amount of stock that they are required to hold under our stock ownership guidelines, increasing the guidelines to ten times (from five times) the annual cash Board and committee chair retainers. Other than that change, we made no material changes to our corporate governance practices in 2016.

Diverse Slate of Director Nominees

Items of Business

Proposal No. 1 Election of Directors
The Board of Directors recommends you vote “FOR” each of the nine director nominees.
Our Board is nominating nine people for election as directors at the annual meeting. Seven of the nominees currently serve as a director of the company and two nominees, if elected, will become new members of our Board. After election, nominees will serve for one year, until the next annual meeting of shareholders (or until a successor is able to serve). Our nominees are listed below, and we provide additional background information and individual qualifications for each nominee in the Corporate Governance—Individual Directors section of this proxy statement, beginning on page 45.

	Name Occupation	Independent	Age	Director Since	Committee Membership
	Stephen P. Adik Retired vice chairman, NiSource, Inc.	Yes	73	2004	Audit (Chair); Comp.
	E. Linn Draper, Jr. Retired chairman, president and CEO, American Electric Power Company	Yes	75	2004	Board Chair
	Anthony T. Clark Former commissioner, FERC and NDPUC (and chair)	Yes	45	2016	Gov.
	Dana J. Dykhouse CEO, First PREMIER Bank	Yes	60	2009	Comp. (Chair); Audit
	Jan R. Horsfall CEO, Maxletics Corporation	Yes	56	2015	Audit; Gov.
	Britt E. Ide President, Ide Energy & Strategy; Interim CEO Big Sky Chamber of Commerce	Yes	45	New Nominee	N/A
	Julia L. Johnson President, NetCommunications, LLC; former commissioner and chair, Fla. PSC	Yes	54	2004	Comp.; Gov. (chair)
	Robert C. Rowe President and CEO, NorthWestern Energy	No	61	2008	N/A
	Linda G. Sullivan Executive Vice President and CFO, American Water	Yes	53	New Nominee	N/A

Items of Business

Unless you specifically withhold your authority to vote for the election of directors, the persons named in the accompanying proxy intend to vote “FOR” the election of each of the director nominees.
All nominees have advised the Board that they are able and willing to serve as directors. If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than nine nominees.
Our Board values the diversity of its members. When selecting this slate of nominees, our Board concluded these nominees will provide insight from a number of perspectives, based on their diversity with respect to gender, age, ethnicity, skills and background, as well as location of residence. We believe these varied perspectives expand the Board’s ability to provide relevant guidance to our business.
Our Board also concluded that these individuals bring extensive professional experience from both within and outside our industry. This diversity of experience provides our Board with a broad collective skill set which is advantageous to the Board’s oversight of our company. While the industry-specific expertise possessed by certain of the nominees is essential, we also will benefit from the viewpoints of directors with expertise outside our industry. Thus, our Board recommends a vote “FOR” election of each of the nominees.
Vote Required

Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the annual meeting. You may vote “FOR” all of the nominees or you may “WITHHOLD AUTHORITY” for one or more of the nominees. Withheld votes will not count as votes cast for the nominee, but will count for purposes of determining whether a quorum is present. Shareholders do not have the right to cumulate their vote for directors. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving a plurality of votes; however, under our Majority Plus Resignation Vote Policy described on page 54 of this proxy statement, if a nominee for director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, such nominee shall immediately tender his or her resignation under the procedures in the policy.

The Board of Directors recommends a vote “FOR” the election of each of the nine director nominees.

Items of Business

Proposal No. 2 Ratification of Deloitte & Touche LLP, as Independent Registered Public Accounting Firm for 2017
The Board of Directors recommends you vote “FOR” Deloitte as our independent accounting firm.
Our Audit Committee oversees the integrity of our accounting, financial reporting and auditing processes. To assist with those responsibilities, the committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for 2017. The Board is asking you to ratify the committee’s decision at the annual meeting. Deloitte representatives will be present at the annual meeting. They will have the opportunity to make a statement and to respond to appropriate questions.
The Board values your input on the committee’s appointment of Deloitte, but approval by shareholders is not required by law. If shareholders do not ratify the appointment of Deloitte, the committee will reconsider its selection. Regardless of the voting result, the committee may appoint a new firm at any time if the committee believes a change would be in the best interests of the company and its shareholders.

Description of Fees

The table on the following page presents a summary of the fees Deloitte billed us for professional services for the fiscal years ended December 31, 2015 and 2016. As reflected in the table:

Audit fees are fees billed for professional services rendered for the audit of our financial statements, internal control over financial reporting, review of the interim financial statements included in quarterly reports, services in connection with debt and equity securities offerings, and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. For 2016, this amount includes estimated billings for the completion of the 2016 audit, which Deloitte rendered after year-end.
Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” There were no audit-related fees in fiscal 2015 and 2016.
Tax fees are fees billed for tax compliance, tax advice and tax planning.
All other fees are fees for products and services other than the services reported above. In fiscal years 2015 and 2016, there were no other fees.

Items of Business

Fee Category	2015 Fees ($)	2016 Fees ($)
Audit fees	1,285,875	1,350,850
Audit-related fees	—	—
Tax fees	168,628	325,400
All other fees	—	—
Total fees	1,454,503	1,676,250

Pre-approval Policies and Procedures
Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee follows procedures pursuant to which audit, audit-related, and tax services and all permissible non-audit services, are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent public accountants for additional services not contemplated in the original pre-approval. In those instances, we will obtain the specific pre-approval of the Audit Committee before engaging the independent public accountants. The procedures require the Audit Committee to be informed of each service, and the procedures do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Pursuant to the provisions of the Audit Committee Charter, before Deloitte is engaged to render audit or non-audit services, the Audit Committee must pre-approve such engagement. For 2016, the Audit Committee (or the Chair of the Audit Committee pursuant to delegated authority) pre-approved 100 percent of the tax fees

Leased Employees
In connection with their audit of our 2016 annual financial statements, more than 50 percent of Deloitte’s work was performed by full-time, permanent employees of Deloitte.
Vote Required
The affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present in person or represented by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte. Brokers may vote a client’s proxy in their own discretion on this proposal. Abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to ratify the selection of Deloitte to serve as the independent registered public accounting firm for NorthWestern Corporation for the fiscal year ending December 31, 2017.

The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

Items of Business

Proposal No. 3 Advisory Vote to Approve Named Executive Officer Compensation

The Board of Directors recommends you vote “FOR” the resolution approving named executive officer pay.
We would like your input as to how we pay our named executive officers, as required by Section 14A of the Exchange Act, through an advisory vote to approve named executive officer compensation (or a say-on-pay vote). Your vote will provide insight and guidance to us and our Board regarding your sentiment about our executive pay philosophy, policies and practices, as described in this proxy statement. Our Board will consider the guidance received by the say-on-pay vote when determining executive pay for the remainder of 2017 and beyond. We ask you to support our executive pay and vote in favor of the say-on-pay resolution.
Last year, through the say-on-pay vote, over 99 percent of the votes cast approved how we pay our named executive officers. In fact, since our first say-on-pay vote in 2011, at least 94 percent of the votes cast have approved our executive pay each year.
We view your voting guidance over the years as strong support for the way we pay our executives. Thus, in 2016, we left intact the executive pay program you previously approved and continued to use four components - base salary, annual cash incentive awards, long-term incentive awards, and retention/retirement awards. We did not change the design of these components. In fact, the only changes for 2016 from the 2015 program you approved, were (1) three percent base salary increases (the same increase available to all employees) and (2) for our CEO and two of our named executive officers, an increase to the long-term incentive target opportunity to align with the market median.
Our Human Resources Committee, or Compensation Committee, and our Board believe the company’s overall executive pay program is structured to reflect a strong pay-for-performance philosophy and aligns the long-term interests of our executives and our shareholders. If you would like additional information about what we do with our executive pay program, we have provided a more detailed discussion in the Compensation Discussion and Analysis section, or CD&A, starting on page 11 of this proxy statement, and the 2016 Executive Pay section, starting on page 33.
We believe we have designed our executive pay program appropriately to align the long-term interests of management and shareholders, and the Board recommends that shareholders approve our executive pay program by voting “FOR” the following advisory resolution:

RESOLVED, that the compensation paid to the company’s named executive officers (as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the company’s 2017 proxy statement) is hereby APPROVED.

Items of Business

This advisory vote to approve named executive officer pay is not binding on the company. However, we and our Board will take into account the result of the vote when determining future executive pay arrangements.
Vote Required
The affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present in person or represented by proxy and entitled to vote thereon is required to approve the say-on-pay resolution set forth above. If your shares are held through a broker, bank, or other nominee and you do not vote your shares, your bank, broker, or other nominee may not vote your shares in this proposal. Assuming a quorum is present, broker non-votes or the failure to vote – either by not returning a properly executed proxy card or not voting in person at the annual meeting – will have no effect on the outcome of the voting on this proposal. Abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to approve, on an advisory basis, the pay of the company’s named executive officers, as set forth in the company’s 2017 proxy statement.

The Board of Directors recommends a vote “FOR” adoption of the resolution approving, on an advisory basis, the pay of the company’s named executive officers, as described in this proxy statement.

Items of Business

Proposal No. 4 Advisory Vote on Frequency of Advisory Votes on Executive Compensation

The Board of Directors recommends you vote to hold a Say-on-Pay vote to approve executive pay every “1 YEAR”
In 2011, over 80 percent of our voting shareholders voted for a say-on-pay vote every year, and we have been conducting an annual say-on-pay vote ever since. Now, we would like your input again as to how often we should hold a say-on-pay vote – every one, two or three years.
Our Board believes that continuing our say-on-pay vote every year is the appropriate frequency for our company. We are committed to maintaining high standards of corporate governance. We believe that conducting the say-on-pay vote every year will provide a high level of transparency to our shareholders and a frequent, direct opportunity for our shareholders to offer feedback concerning our executive pay programs. For these reasons, our Board is asking you to vote for a say-on-pay vote every “1 YEAR.”
You have three choices for how frequently we should conduct our say-on-pay vote – every one, two or three years. You also may abstain from voting. Your vote on this proposal is an advisory vote. It is not binding on our Board. However, like in 2011, the Board will take into account the result of this year’s vote when determining the frequency of future say-on-pay votes.
The Board recommends that you vote to conduct the say-on-pay vote every “1 YEAR.” Unless instructed to the contrary in your proxy, the proxy holder(s) will vote the shares represented by your proxy to conduct the say-on-pay vote every “1 YEAR.” Please note that you are voting for how often you feel the company should conduct a say-on-pay vote. You are not voting to approve or disapprove the Board of Directors’ recommendation.
Vote Required
If your shares are held through a broker, bank, or other nominee and you do not vote your shares, your bank, broker, or other nominee may not vote your shares in this proposal. Assuming a quorum is present, broker non-votes or the failure to vote – either by not returning a properly executed proxy card or not voting in person at the annual meeting - will have no effect on the outcome of the voting on this proposal. Abstentions also will have no effect on the outcome of this proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to approve, on an advisory basis, the pay of the company’s named executive officers, as set forth in the company’s 2017 proxy statement.

The Board of Directors recommends you vote to hold an advisory vote to approve executive pay every “1 YEAR.”

Executive Pay
Compensation Discussion and Analysis
The Compensation Discussion and Analysis (CD&A) explains how we pay our executives and how the Compensation Committee of our Board oversees executive pay, including the rationale and processes the Committee used to set executive pay in 2016. The CD&A summarizes the objectives and specific elements of our 2016 pay program, including cash, stock, and post-termination compensation. The CD&A, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow this CD&A.
This CD&A is organized into the following sections:
CD&A Executive Summary
2016 Results
In 2016, we continued to show strong operating results, which have translated into returns for our shareholders. Our earnings per share continued to grow, and we achieved our best ever safety results and customer satisfaction ratings, while providing our customers with reliable service.

2016 Earnings Per Share Our earnings per share grew 6.9 percent to $3.39 in 2016 from $3.17 in 2015.
Total Shareholder Return
Our TSR was 45.7 percent for the three-year period ending December 31, 2016. That was ninth highest in our 14-member peer group and trailed the peer group average (53.4 percent).
Dividend Yield Our dividend of $2.00 per share provided a dividend yield of 3.5 percent based on our stock price at the end of 2016.

Safety In 2016, we worked more safely than ever, with lost time and total recordable incident rates at all-time lows.	Reliability The reliability of our electric and natural gas systems was at or slightly better than target.	Customer Service Our JD Power rating for overall satisfaction results showed customer satisfaction at our highest level ever.

11

Compensation Discussion and Analysis

We achieved these strong operating results during 2016, while also:

●	Filing a Montana natural gas delivery service and production rate case, which requested an annual increase in base rates of approximately $10.9 million; and

●
Successfully accessing the debt capital markets to lower our overall cost of capital by participating in the issuance of (a) $60 million of South Dakota First Mortgage Bonds at 2.80% maturing in 2026; (b) $45 million of South Dakota First Mortgage Bonds at 2.66% maturing in 2026; and (c) the City of Forsyth's Pollution Control Revenue Refunding Bonds of $144.7 million at 2.00% maturing in 2023.

In spite of our strong operating performance and achievements in 2016, the overall pay our executives receive ranks near the bottom of our peer group, which is identified on page 17 of this proxy statement. In summary, for 2015 (the most recent year for which peer group executive compensation is publicly available in the Summary Compensation Table for each respective company, excluding changes in pension value):

●    Our named executive officers had an average compensation per named executive officer that was less than all but three of the other 13 companies in our peer group ($1.0 million for us versus $1.3 million for the median of our peers).
●    Our CEO’s total compensation was approximately 80 percent of the median total compensation (excluding change in pension value) of the CEOs in our peer group.

Named Executive Officers for 2016
Robert C. Rowe President and Chief Executive Officer
Brian B. Bird Vice President and Chief Financial Officer
Heather H. Grahame Vice President and General Counsel
Curtis T. Pohl Vice President - Distribution
Bobbi L. Schroeppel Vice President - Customer Care, Communications and HR
We consider our executive pay program to be instrumental in helping us achieve our business objectives and effective in rewarding our executive officers for their role in achieving strong financial and operational performance. Based on our performance and our compensation outcomes, we are requesting your support of Proposal No. 3—Advisory Vote to Approve Named Executive Officer Compensation.
Our overarching philosophy is that we should structure executive pay to be consistent with our peers and to align the long-term interests of our executives, shareholders, and customers so that the pay appropriately reflects performance in achieving financial and non-financial operating objectives. To live up to this philosophy, we believe that a significant portion of an executive’s pay should be at risk in the form of performance-based incentive awards that are only paid if the individual and company performance targets are met.
Our executive pay program is designed to:

●	Attract and retain a high-quality executive team by providing competitive pay and benefits that reflect our financial operational size;

●	Reward executives for both individual and company performance (based on financial, reliability, customer care, and safety metrics) through performance-based, at-risk pay; and

●	Maximize long-term shareholder value by putting a significant emphasis on financial performance, reliability, safety, and customer satisfaction.

12

Compensation Discussion and Analysis

Our Pay Practices

Our executive pay program accomplishes our goals by incorporating certain pay practices while avoiding other, more problematic or controversial practices.

What We Do
●	Place a significant portion of executive pay at risk by granting incentive awards that are paid, if earned, based on continuing annual and long-term individual and company performance.
●	Utilize multiple performance metrics for long-term incentive awards that align executive and shareholder interests.
●	Target executive pay around the median of our peers, while also considering trade area economics, turn-over, tenure, experience, and other factors.

What We Don’t Do
●	Use employment or golden parachute agreements.
●
Provide change in control payments exceeding three times base salary and target bonus. Our only change in control provision appears in our Equity Compensation Plan and provides for the immediate vesting or cash payment of any unvested equity awards upon a change in control.

●	Grant stock options. No stock options are currently outstanding, and none have been issued under our Equity Compensation Plan.
●	Allow option repricing or liberal share recycling. These practices are expressly prohibited under our Equity Compensation Plan.
●	Promise multi-year guarantees for salary increases.
●	Provide perquisites for executives that differ materially from those available to employees generally.
●
Maintain a non-performance-based top hat plan or separate retirement plan available only to our executive officers. We do maintain a performance-based executive retirement / retention program, with five-year cliff vesting and a five-year payout period after the recipient’s separation from service.

●	Pay tax gross-ups to our executives.
●	Pay dividends or dividend equivalents on unvested performance shares or units.
●	Allow our executives or directors to hedge company securities.

Pay Package
For 2016, our executive pay package included the same components as in 2015 — base salary, annual cash incentive award, and two long-term stock incentive awards. All incentive awards (cash and stock; annual and long-term) were performance-based. Unlike many of our peers, we do not offer a non-performance-based supplemental executive retirement plan.
The table on the following page provides a high level summary of our 2016 executive pay package. Please see the Pay Components section later in this CD&A for a more detailed summary of how we pay our executives.

13

Compensation Discussion and Analysis

Component	Description	Why we include this component	How we determine amount	Decisions for 2016	Reason for Change
Base Salary	Short-term fixed cash compensation	Provide a base level of compensation for executive talent	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	Our CEO and other executives received the three percent increase generally provided to all employees	To remain market competitive and provide cost of living adjustment
Annual Cash Incentive	Short-term variable cash compensation, based on corporate performance against annually established metrics (financial, safety, reliability, and customer satisfaction) and individual performance	Motivate employees to meet and exceed annual company objectives that are part of our strategic plan	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	There were no changes to the annual cash incentive component for 2016, other than updating the performance targets	Not applicable
Performance Unit Awards under Long-Term Incentive Program (LTIP)	Long-term variable, equity compensation, paid following three-year vesting period if financial performance metrics (EPS, ROAE, and TSR) are achieved	Provide market-competitive, performance-based compensation opportunities while aligning interests of executives and shareholders	Market survey of similar peer group roles and responsibilities and assessment of the strategic value of each position	Increased target opportunity for our CEO and two executives and updated performance targets	To increase the compensation opportunity for strategic positions to align with market median
Restricted Share Grants under Executive Retention / Retirement Program (ERRP)	Long-term variable, equity compensation, with corporate performance metrics over a five-year vesting period; paid over five-year period following separation from service
In lieu of a non-performance based supplemental retirement benefit, provide market-competitive, performance-based compensation opportunity that aligns interests of executives and shareholders, while encouraging retention and the continuity of our strategic plan
			Peer group and competitive survey data and judgment on internal equity of positions and scope of responsibilities, as well as an assessment of the strategic value of each position	There were no changes to the ERRP restricted share grants	Not applicable
Pay for Performance
Our Compensation Committee has designed our pay program to align pay with performance. Our executives are rewarded for providing value to shareholders and for performing relative to our peer group, which is identified on page 17 of this proxy statement.
Value Provided to Shareholders
Over the past three years, we have provided value to our shareholders, with total shareholder return (including reinvestment of dividends) of 45.7 percent, average EPS growth of 11.6 percent, and return on average equity of 10.3 percent.
These results we achieved for our shareholders are consistent with the results obtained under our incentive plans. With respect to our annual cash incentive plan for 2016, our net income achieved 111.6 percent of target and our safety and customer satisfaction results were at all-time highs. These operational successes resulted in a funding of our annual cash incentive plan at 113 percent of target for 2016.
The grants of long-term performance units that were made in 2014 pursuant to the LTIP vested on December 31, 2016. The performance measures associated with those grants were measured over a three-year vesting period and were tied to EPS growth, ROAE, and TSR. The company had solid results over the three-year vesting period with respect to the LTIP metrics, attaining 11.6 percent average EPS growth, 10.3 percent ROAE, and 44.5 percent TSR (eighth highest of our 14-member peer group when calculated as required by the LTIP). Based on these results, the LTIP awards paid out at 108.3 percent of target.

14

Compensation Discussion and Analysis

The chart below shows the total return on an investment made over that same three-year vesting period and highlights our stock price performance with the S&P 500 and our peer group. The chart below shows our TSR of 45.7 percent, assuming reinvestment of dividends. However, the calculation required by the LTIP results in a TSR of 44.5 percent for the same period. The difference in these TSRs is the method of calculation required by the terms of our LTIP, which uses a 20-day average stock price at the beginning and end of the performance period and does not assume reinvestment of dividends.

THREE-YEAR TSR

Source: SNL Financial LC (assumes reinvestment of dividends)
The charts below provide another depiction of pay for performance and the value we provide to shareholders by illustrating the directional relationship between the compensation of our CEO and company performance over a five-year period based on the three performance metrics utilized in our LTIP performance units.

5-YEAR CEO PAY ALIGNMENT
VS. EPS	VS. ROAE	VS. CUMULATIVE TSR

$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
CEO Pay (in millions)
$2.66
$2.46
$2.99
$3.17
$3.39
2012
2013
2014
2015
2016
CEO Pay
EPS

$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
CEO Pay (in millions)
11.0%
9.5%
10.8%
9.9%
10.3%
2012
2013
2014
2015
2016
CEO Pay
ROAE

$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
CEO Pay (in millions)
$101.17
$130.99
$176.78
$175.96
$190.84
2012
2013
2014
2015
2016
CEO Pay
TSR

EPS reflects diluted earnings per average share of our common stock. TSR illustrates the growth of $100 invested in our common stock on December 31, 2011, assuming reinvestment of dividends. CEO Compensation is total compensation (excluding change in pension value) as published in the proxy statement Summary Compensation Table.

Performance Relative to Our Peers
Relative to our peers, our CEO pay is aligned with performance. For the three-year period ending December 31, 2016, our TSR was the ninth highest in our peer group (according to SNL Financial and assuming reinvestment of dividends), while our CEO’s compensation was the ninth highest of our peer group (based on the three most recently available years of compensation data as disclosed in the proxy statement summary compensation tables of our peers). In addition, the aggregate compensation provided to our named executive officers and the pay multiple of our CEO to the second highest paid named executive officer both lag the median of our peer group.

15

Compensation Discussion and Analysis

We also provide value to shareholders by maintaining a relatively small executive team, which reduces overall executive compensation. We currently have nine members on our executive team. As of February 7, 2017, nine of our peers have larger executive teams of ten or more members; while, four of our peers have fewer than nine executive officers. We believe that having a relatively small executive team creates efficiencies and a stronger team that is more effective as a group.
The pay-for-performance charts and tables below reflect relative values for CEO pay and TSR that are expressed as a percentile of the range between the highest and lowest values. The charts and tables demonstrate a strong CEO pay for performance alignment over the past three years. Our CEO is generally being compensated at a lower level than the CEOs of most of our peers, while delivering similar value to our shareholders relative to our peers.
Datapoints within the shaded pay-for-performance alignment band reflect an alignment of pay and performance. Datapoints to the left and above the band suggest lower pay for higher performance; while those to the right and below the band suggest higher pay for lower performance.

CEO PAY FOR PERFORMANCE VS. PEERS
1-YEAR	3-YEAR

Relative 1-Year CEO Pay*		Relative 1-Year TSR*		Relative 3-Year CEO Pay*		Relative 3-Year TSR*
PNM Resources Inc.	100%	Otter Tail Corporation	100%	Vectren Corporation	100%	Westar Energy, Inc.	100%
Vectren Corporation	67%	MGE Energy Inc.	72%	PNM Resources Inc.	99%	MGE Energy Inc.	87%
Avista Corp.	55%	Westar Energy, Inc.	59%	Avista Corp.	83%	IDACORP, Inc.	71%
Westar Energy, Inc.	46%	Black Hills Corporation	58%	Great Plains Energy	70%	Vectren Corporation	63%
Portland General Electric	44%	OGE Energy Corp.	51%	Black Hills Corporation	67%	Avista Corp.	58%
Great Plains Energy	40%	ALLETE, Inc.	49%	Westar Energy, Inc.	65%	Otter Tail Corporation	57%
Black Hills Corporation	40%	Vectren Corporation	42%	Portland General Electric	58%	Portland General Electric	57%
IDACORP, Inc.	30%	El Paso Electric Co.	36%	IDACORP, Inc.	54%	PNM Resources Inc.	53%
OGE Energy Corp.	24%	Portland General Electric	34%	NorthWestern Energy	30%	NorthWestern Energy	43%
ALLETE, Inc.	23%	IDACORP, Inc.	32%	ALLETE, Inc.	28%	El Paso Electric Co.	42%
NorthWestern Energy	21%	Avista Corp.	24%	OGE Energy Corp.	28%	ALLETE, Inc.	41%
El Paso Electric Co.	21%	PNM Resources Inc.	21%	El Paso Electric Co.	26%	Black Hills Corporation	23%
Otter Tail Corporation	16%	NorthWestern Energy	8%	Otter Tail Corporation	10%	Great Plains Energy	20%
MGE Energy Inc.	0%	Great Plains Energy	0%	MGE Energy Inc.	0%	OGE Energy Corp.	0%

*Relative CEO pay and TSR are expressed as a percentile of the range between the highest and lowest values.
Source: CEO Pay for the one-year period is the 2015 total compensation and for the three-year period is the 2013-15 total compensation, as published in the 2014, 2015, and 2016 proxy statement Summary Compensation Tables for each respective company. We have excluded any change in pension value from the total compensation calculation because its inclusion could lead to inconsistent comparisons from company to company based upon differing pension plan provisions, length of employee tenure, and other factors. Total Shareholder Return is from SNL Financial for the one- and three-year periods ended December 31, 2016, and assumes reinvestment of dividends.

16

Compensation Discussion and Analysis

As with our CEO’s total compensation package, the total compensation provided to our named executive officers, as a group, relative to our peers also demonstrates a strong pay-for-performance alignment for our shareholders. As shown in the charts below, our named executive officer group lags the median total compensation provided to our peer group named executive officers. The summary also depicts that the multiple of our CEO’s compensation compared with our next most highly compensated named executive officer has lagged our peer group median until recently.

NAMED EXECUTIVE OFFICER PAY VS. PEERS	PAY MULTIPLE OF CEO TO SECOND HIGHEST PAID NAMED EXECUTIVE OFFICER

Source: Total compensation (excluding change in pension value) as published in the proxy statement summary compensation table for each respective company. We excluded change in pension value because its inclusion could lead to inconsistent comparisons from company to company based upon differing pension plan provisions, length of employee tenure, and other factors.

Our 2016 Peer Group
Our Compensation Committee selects the members of our peer group and periodically examines whether peers continue to meet the criteria for inclusion described below. As part of this process, the Compensation Committee receives advice from its independent compensation consultant and selects a peer group that includes companies that: (1) maintain a regulated utility industry perspective, emphasizing operational excellence and customer satisfaction as a means to create shareholder value; (2) are referenced as relevant comparisons by other companies, the analyst community, and their advisors; and (3) have similar revenue, market capitalization and return-based measures of performance.

For 2016, based on these criteria and the advice of its independent compensation consultant, our Compensation Committee added OGE Energy Corp. and Otter Tail Corporation to our peer group and removed three companies that were in our 2015 peer group because of merger or acquisition activity.

2016 Peer Group

ALLETE, Inc.
Avista Corp.
Black Hills Corporation
El Paso Electric Co.
Great Plains Energy Incorporated
IDACORP, Inc.
MGE Energy Inc.
OGE Energy Corp.
Otter Tail Corporation
PNM Resources Inc.
Portland General Electric Company
Vectren Corporation
Westar Energy, Inc.
Market Capitalization (1)	Revenue (2)

(1) Market capitalization range of our peer group as of February 3, 2017.
(2) Range of total revenues for our peer group over the four most recent publicly available fiscal quarters.

17

Compensation Discussion and Analysis

Say-on-Pay Results
At our annual meeting in 2016, our shareholders continued to show strong support of our executive pay program, with 99.2 percent of the votes approving the say-on-pay resolution.
Those 2016 voting results occurred after the Compensation Committee took action to approve 2016 pay. Nevertheless, the Compensation Committee and the Board reviewed that feedback from shareholders when establishing executive pay for 2017. The Compensation Committee believes the results from our 2016 annual meeting affirm our shareholders’ continuing support of the company’s approach to executive pay. Thus, the Compensation Committee made no substantive changes to executive pay for 2017.
How we set pay
Compensation Committee
The Compensation Committee, composed entirely of independent directors, is responsible for the oversight of:

•	Pay, benefits, and other employment matters for executives;

•	Stock-based pay plans for employees;

•	The election and appointment of executive officers and other corporate officers;

•	CEO performance; and

•	Director pay.
The Compensation Committee considers several factors when it sets executive pay — all of which ultimately influence our executive pay program.

Align Interests. Provide pay that aligns management (and employee) interests with those of shareholders and customers.	Peer Comparison. Establish overall pay approximating the median of our peer group and applicable position comparisons.	Attract Talent. Set pay that will attract talent from both within and outside the utility industry.

Economic Circumstances. Set pay based on economic circumstances, including turnover and retention considerations.	Pay for Performance. Tie all components of incentive pay to the company’s short-and long-term financial and operational performance.	No Executive Perks. Executives participate in same benefits plans available to all non‑union employees, with no additional perquisites, other than executive physicals.

Independent Compensation Consultant
To help determine executive pay, the Compensation Committee retains an independent pay consultant, Willis Towers Watson, for advice regarding the general competitive landscape and trends in executive and director pay. While the Compensation Committee meets with the consultant from time to time, the chair of the Compensation Committee also communicates directly with the consultant in between Committee meetings. The consultant advises the Committee on several matters including (1) competitive analysis (including in relation to our peer group), (2) incentive plan design, (3) updates on trends in executive and director compensation, (4) peer group composition, and (5) other compensation-related matters as requested by the Committee.
Decision-Making Process and Role of Executive Officers
The Compensation Committee works with Willis Towers Watson to analyze competitive market data to determine appropriate base salary levels, annual incentive target levels, and long-term incentive target levels for all of our executives, paying particular attention to applicable comparisons with our peer group. When making comparisons to the peer group, the Compensation Committee seeks to establish compensation levels that approximate the median of our peer group. After determining appropriate levels, the Compensation Committee

18

Compensation Discussion and Analysis

recommends both CEO and executive officer pay to the Board for approval. The CEO is not a member of the Compensation Committee and does not vote on Board matters concerning executive pay.
With respect to our CEO’s pay, the Compensation Committee conducts an annual performance assessment of the CEO and determines appropriate adjustments to all elements of his pay based on his individual performance and the company’s performance. The Compensation Committee then considers our CEO’s preference: having a larger percentage of his pay be at risk in the form of performance-based compensation and his overall pay to be below the median of his peers.
For the other executive officers, the CEO and CFO make recommendations to the Compensation Committee for all elements of pay based on individual performance, market data from our peer group and published survey data. The Compensation Committee reviews, discusses, modifies, and approves, as appropriate, these recommendations.
The diagram below summarizes the Compensation Committee’s annual process for setting executive pay, which begins in July and concludes the following February.

July Review and discuss timeline for setting executive pay	October Review materials from independent compensation consultant:
Executive pay overview
Peer compensation analysis
Preliminary design of annual and long-term incentive opportunities

December Evaluate overall executive pay program:	February Finalize executive pay:
Review preliminary five-year financial plan	Review final five-year financial plan
Approve upcoming annual incentive plan grants	Approve executive pay
Review proposed long-term incentive grants	Approve long-term incentive program grants
Approve annual executive retention / retirement grants	Review performance metrics results for prior year and approve payouts for current annual incentive plan and vesting of long-term incentive program

At each of its regularly scheduled meetings throughout the year, the Compensation Committee reviews the company’s performance under all outstanding annual and long-term incentive plans.
Targeted Pay and Competitive Analysis
Pay Philosophy
We target base salary, annual cash incentive awards, and long-term equity grants, as well as total pay, to be market competitive for our executive officers. Our Compensation Committee believes that the best proxy to determine market competitiveness of pay is the median of our peer group, including individual pay components, as well as total pay. However, because comparative data is one of several tools that are used in determining executive officer compensation, competitiveness of compensation may fluctuate based on a number of factors, including:

●	The level of achievement of our pre-established performance goals;

●	Our TSR compared against our peer group;

●	Individual performance and scope of job responsibilities;

●	Internal equity considerations;

●	Market competitiveness and internal executive turnover; and

●	The executive’s industry and position experience and tenure.
To align the long-term interests of our executives, shareholders, and customers, our Compensation Committee uses performance-based incentive awards to place a significant component of each executive’s pay at risk. According to

19

Compensation Discussion and Analysis

our Compensation Committee’s independent compensation consultant, our relative TSR performance metric that is part of our long term incentive program is set at a higher level, and is more difficult to achieve, than our peers. This structure encourages our executives to focus on both short- and long-term performance and provides a reward to our executives, shareholders, and customers when we achieve our financial and operating objectives.

The target pay mix for our named executive officers changed slightly in 2016 from 2015. As part of the overall 2016 pay package our Compensation Committee increased the targeted long-term incentive opportunity for our CEO and two of our named executive officers as described below in the 2016 Long-Term Incentive Program Performance Unit Grants section. As a result, the percentage of at-risk pay component of the target pay mix increased for our named executive officers, as a whole, to 66 percent in 2016 from 62 percent in 2015.
percent of pay at risk increased for 2016
For our CEO, 77 percent of the overall targeted pay (base salary plus targeted annual and long-term incentives) relates to performance-based incentive awards. For our named executive officers other than the CEO, that percentage averages 58 percent. The charts below depict the target total pay mix for our CEO and the average of our other named executive officers.

CEO PAY MIX	OTHER NAMED EXECUTIVE OFFICER AVERAGE PAY MIX

Charts represent target level for each component of compensation.
Independent Compensation Consultant Data and Analysis
As a component of the Compensation Committee’s review of executive pay, Willis Towers Watson provides an analysis of the pay levels of our peer group, as well as published survey data that focuses on the energy and utility industry, which is size-adjusted based on our revenues for appropriate market comparison. In 2016, the published survey data included the Willis Towers Watson Compensation DataBank, William M. Mercer’s Executive Benchmark Database and Willis Towers Watson Survey Report on Top Management Compensation. The peer group data is a primary basis for setting pay for our CEO and CFO because these positions are common among our peers. Both the peer group and survey data are analyzed and considered in setting pay levels for the remaining named executive officers because these positions or division of responsibilities may not be common among each of our peers.
For long-term incentive purposes, Willis Towers Watson performs its analysis using the published survey data and focuses on companies in the energy services industry, specifically with annual revenues less than $3 billion. The Compensation Committee considers the responsibilities of the job performed by each of our executive officers and his or her performance, and adjusts each executive’s targeted pay amounts accordingly. As further detailed below, internal comparison with other officer positions also is considered.
In addition to these efforts, Willis Towers Watson prepares an analysis of market data compiled from the Willis Towers Watson Compensation DataBank for energy services executives. The analysis examines the target direct compensation opportunity for energy services executives, including base salary, target annual incentives, and the expected value of long-term incentives. Using regression analysis, Willis Towers Watson size-adjusts the data to reflect our revenue scope.

20

Compensation Discussion and Analysis

Based on this analysis and as illustrated in the chart to the right, the direct pay opportunity for our highest-paid employees is below the market median of the direct pay opportunity for the highest-paid employees for energy services companies. For the top five highest-paid employees, our employees’ pay opportunity is 91 percent of the median; while our top 10, 15, and 20 highest-paid employees have a pay opportunity that is 92 percent, 87 percent and 85 percent, respectively, of the median.

We also conducted a separate analysis of the 2015 executive pay of the 13 other companies in our peer group. This internal analysis, which was based on proxy data, examined base salary, bonus, other annual compensation, equity awards, and non-equity incentive plan compensation (and excluded change in pension value). Using this analysis, our named executive officers had average pay of $1.03 million in 2015, which was less than all but three of the companies in our peer group; while the peer group median had average pay per named executive officer of approximately $1.33 million. For 2015, our CEO’s total pay was approximately 80 percent of the median
AGGREGATE PAY OPPORTUNITY FOR HIGHEST-PAID EMPLOYEES

*Top 5 is based on 2016 proxy data of energy services companies. Top 10, Top 15, and Top 20 are based on a Willis Towers Watson survey of energy services companies. Values exclude any change in pension value.

total pay of CEOs in our peer group.
These analyses demonstrate that, on average, our highest paid employees are paid at a level that is below the median of our peer group and industry. We also are cognizant of prevailing economic conditions, internal pay equity, and executive turnover, which our Compensation Committee takes into account when determining executive compensation.
CEO Pay Ratio and Wealth Accumulation

We believe executive pay must be internally consistent and equitable to motivate our employees to create shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The Compensation Committee reviewed a comparison of CEO pay (base salary and incentive pay) to the pay of all our employees in 2016. The compensation for our CEO in 2016 was approximately 22 times the median pay of our full-time employees.
22:1 CEO Pay Ratio
Since 2010, we have voluntarily disclosed our CEO to median employee pay ratio in our proxy statement. Beginning with our 2018 proxy statement, such disclosure will be required under the Dodd-Frank Act.
Our CEO to median employee pay ratio is calculated in accordance with what the SEC will require in our 2018 proxy statement pursuant to Item 402(u) of Regulation S-K. We identified the median employee by examining the 2016 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 16, 2016, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2016. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Approximately seven percent of our employees receive annual equity awards.
After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2016 Summary Compensation Table later in this proxy statement.

21

Compensation Discussion and Analysis

As illustrated in the table below, our 2016 CEO to median employee pay ratio is 22:1. In 2015 the ratio was 19:1.

	CEO to Median Employee
	Pay Ratio
	President and CEO		Median Employee
Base Salary	$590,641		$87,525
Stock Awards	1,454,138		—
Non-Equity Incentive Plan Compensation	538,403		1,086
Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)	68,952		8,211
All Other Compensation	97,933		27,186
TOTAL	$2,750,067		$124,008

CEO Pay to Median Employee Pay Ratio	22	:	1

(1)    These amounts are attributable to a change in the value of each individual’s defined benefit pension account balance and do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings, and actuarial assumptions.

The Compensation Committee reviews annually the wealth accumulation of our executives, considering all of the elements of total pay each executive officer receives during the prior five-year period, including base salaries, annual cash incentive payouts, the value of long-term incentive awards and any special payments made to an individual executive. The Compensation Committee also reviews the projected value of each executive officer’s accumulated equity grants over the subsequent five-year period based upon various stock appreciation and “stay to normal retirement” scenarios. This is done to analyze not only the amount of pay each executive officer has accumulated to date, but also to better understand how current equity grants may affect the amount of wealth executive officers accumulate in the future.
Pay Components

The primary pay components for our executive officers in 2016 were:
●	Base Salary;
●	Annual performance-based cash incentive awards; and
●	Long-term performance-based equity incentive awards in the form of performance units and ERRP restricted share units.

The Compensation Committee believes these pay components align the interests of our executives and our shareholders by basing a significant portion of total pay on performance and achievement of our short- and long-term goals. The specific mix among the individual components reflects market comparisons (primarily with respect to the median of our peer group) and individual position and performance. Base salary represents 23 percent of our CEO’s targeted total pay and, on average, 42 percent of our other named executive officers’ targeted total pay. Performance-based awards (annual and long-term incentive) represent the remaining portion of targeted pay.
The Compensation Committee also believes that our executive pay program appropriately mitigates the risk associated with incentive-based pay. The Compensation Committee has designed the entire program and the metrics under our annual and long-term performance-based incentive awards to curb inappropriate risk taking. For example, we do not offer guaranteed bonuses. In addition, our annual and long-term performance-based incentive awards utilize multiple performance metrics which vary from plan to plan, and rewards under those plans are aligned with the interests of our shareholders. If our shareholders benefit from our performance, our executive officers are rewarded. Our ERRP restricted share units also benefit our long-term succession and strategic plan by providing for payment only after the recipient leaves employment with us, and then over a five-year period. Furthermore, we have limited severance packages, we do not maintain a non-performance-based supplemental executive retirement plan,

22

Compensation Discussion and Analysis

and our retirement, healthcare, and welfare benefit programs for executives are generally the same as for all employees and are discussed in the 2016 Executive Pay section of this proxy statement. Finally, we maintain stock ownership guidelines for our executives. In light of these pay practices, the Compensation Committee believes that our executive pay program appropriately address the risks associated with performance-based incentives.
Base Salary
The general guideline for determining salary levels for our executive officers, including the CEO, is to be around the median of our peer group, adjusted for other factors such as trade area economics, turn-over, tenure, and experience. Adjustments from peer group levels are made based on experience in the position, industry experience, and individual performance and responsibilities. While we are cognizant of the competitive range, our primary goal is to compensate our executives at a level that best achieves our pay philosophy, whether or not this results in actual pay for some positions that may be higher or lower than the market median. We find that survey results for particular positions can vary from year to year. Thus, we consider market trends for certain positions over a period of several years rather than a one-year period in setting pay for such positions.

The Compensation Committee considers adjustments to base salaries for the executive officers on an annual basis. For 2016, the Compensation Committee felt that an increase to the base salaries of our executive officers in line with the increases provided to our employees generally was reasonable in light of the company’s operating results in 2015. To remain competitive with the market, the Compensation Committee also considered the effect of such increased salaries for our executive officers in relation to the median of our peer group. The table to the right sets forth the base salaries for our named executive officers. The base salary adjustments for 2016 were effective April 1, 2016.

	Annualized Base Salary		Increase (%)
Name	2015 ($)	2016 ($)
Robert C. Rowe	578,231	595,578	3.0
Brian B. Bird	399,952	411,951	3.0
Heather H. Grahame	350,208	360,714	3.0
Curtis T. Pohl	271,769	279,922	3.0
Bobbi L. Schroeppel	250,551	258,068	3.0
Annual Cash Incentive Awards
The overall design of our 2016 annual cash incentive plan was the same as 2015’s plan. The plan uses financial (net income) and operational (safety, reliability, and customer care) performance metrics to motivate employees to meet and exceed annual company objectives that are a part of our strategic plan. All regular, non-union employees, including executive officers, participate in the same annual incentive plan; while our union employees participate in a separate, but similar, management-designed program.
Each participating employee has a targeted annual cash incentive award, expressed as a percentage of base salary. Actual payouts for awards reflect the company’s performance against the metrics, as well as the employee’s individual performance. No portion of the annual cash incentive award is guaranteed.
The Compensation Committee calculates the actual payout pursuant to the following formula, which reflects four factors:

(1)		(2)		(3)		(4)
Base Salary	x	Individual Target Incentive (% of Base Salary)	x	Plan Funding Percentage (performance vs. metrics)	x	Individual Performance Multiple	=	Individual Payout
For example, the Compensation Committee calculated the annual incentive payout for our CEO in 2016 as follows:

$595,578	x	80%	x	113%	x	1	=	$538,403

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Compensation Discussion and Analysis

(1) Base Salary
Base salary is the first component in the calculation of the annual cash incentive award. Base salary is described in the Base Salary section immediately preceding this Annual Cash Incentive Awards discussion.
(2) Individual Target Incentive
Each year, the Compensation Committee approves an annual incentive target, expressed as a percentage of base salary, for each executive. The target opportunity for our executive officers is derived in part from peer group and competitive survey analysis data and in part by the Compensation Committee’s judgment on the internal equity of the positions, scope of job responsibilities, and each executive’s industry experience and tenure. Potential adjustments to the annual incentive target for the executive officers are considered by the Compensation Committee on an annual basis.

The Compensation Committee did not adjust the target incentive opportunity for any of our named executive officers (or any of our other executive officers) in 2016 because the Compensation Committee believed the targets were appropriate and commensurate with the responsibilities of those executives. The table to the right sets forth the 2016 annual incentive target opportunity for our named executive officers.		2016
	Name	Base Salary	Target Incentive Opportunity (% of base salary)	Target Incentive Opportunity ($)
	Robert C. Rowe	$595,578	80%	$476,462
	Brian B. Bird	$411,951	50%	$205,976
	Heather H. Grahame	$360,714	45%	$162,321
	Curtis T. Pohl	$279,922	40%	$111,969
	Bobbi L. Schroeppel	$258,068	35%	$90,324
(3) Plan Funding Percentage
Before each annual incentive plan year begins, management proposes specific performance targets for the plan’s financial and operational measures. The Compensation Committee considers the proposed targets, and the Compensation Committee and the Board approve final targets. Following the end of the plan year, the Compensation Committee reviews data submitted by management regarding company performance against each of the specific performance targets and determines the degree to which each performance measure was met during the year, subject to Board approval. The aggregate percentage of financial and operational measures met during the year represents the plan funding percentage for the annual incentive plan.

For our executives, the funding (as a percentage of target) under the annual incentive plan has ranged from 80 percent to 125 percent for the five previous years, as set forth in the table to the right.
Historical Funding of Annual Cash Incentive (as a percentage of target)
2011	2012	2013	2014	2015 (1)
101%	98%	108%	125%	80%

(1) Due to a work-related fatality in 2015, the funding level of the annual cash incentive for executives was 80% (for non-executive employees, the plan was funded at 88%).
The Compensation Committee may use discretion in increasing or decreasing the plan funding percentage from actual performance due to specific facts and circumstances, such as current economic conditions as well as unusual one-time events that significantly impact financial or non-financial results. The Compensation Committee exercises this discretion only for unusual, non-operational items.
For many years, including 2016, the annual incentive plan has used four categories of performance measures to determine the plan funding percentage – financial, safety, reliability, and customer satisfaction. The relative weightings of these measures is set forth in the graphic on the following page.

24

Compensation Discussion and Analysis

In order for any awards under the 2016 annual incentive plan to be earned and paid out, the company must attain at least 90 percent of the budgeted net income target, which coincides with the threshold net income target for the plan. This metric for determining performance against our financial goal is derived from our audited financial statements. However, the Compensation Committee, in its discretion, may consider certain items or events as unusual when determining performance against the metric and make what it deems to be appropriate adjustments. There were no adjustments in 2016. In addition, the 2016 annual incentive plan provided that the lost-time incident rate portion of the safety metric would be forfeited in the event of a work-related fatality, unless the Compensation Committee determined that no actions on the part of the employee or the Company contributed to the incident.
Annual Incentive Plan Metrics

In two incredibly important ways, 2016 was a record year for us. We achieved our best ever annual safety performance and attained our highest ever J.D. Power overall customer satisfaction score. Our employees completed their work more safely and our customers appreciated their efforts more than ever.
The table that follows shows the associated performance metrics (including threshold, target, and maximum levels), weighting and plan payout percentage for each of the 2016 performance measures, which resulted in the plan funding at 113 percent of target for our named executive officers.

	2016 Annual Incentive Plan Information
Performance Measures	Weight (% of Total Plan Payout)	Performance Level				Target % Achieved	Final Funding % of Total
		Threshold	Target	Maximum	Actual Achieved

Financial (55%)
Net Income ($ in millions) (1)	55%	$144.4	$160.5	$176.5	$164.2	111.6%	61.4

Safety (15%) (2)
Lost Time Incident Rate	7.5%	0.8	0.65	0.34	0.31	150.0%	11.3
Total Recordable Incident Rate	7.5%	2.3	2.0	1.5	1.31	150.0%	11.3

Reliability (15%) (3)
SAIDI (excluding major event days)	5.0%	123.00	108.00	97.00	95.67	150.0%	7.5
SAIDI (including major event days)	5.0%	191.00	123.00	108.00	129.22	95.4%	4.8
Gas – Damages per 1000 Locates	2.5%	2.62	2.12	1.72	2.20	92.0%	2.3
Gas – Leaks per 100 Miles of Main	2.5%	7.55	6.05	4.84	3.60	150.0%	3.8

Customer Satisfaction (15%) (4)
JD Power Residential Electric and Gas Survey Performance Ranking	5%	638.0	656.0	661.0	687.2	150.0%	7.5
Operational Performance – Customer Survey by Flynn Wright	5%	36.62	38.55	40.48	37.29	67.4%	3.4
Reputational Perceptions – Customer Survey by Flynn Wright	5%	36.56	38.48	40.40	36.40	—%	—

				TOTAL FUNDING PERCENTAGE			113%

(1)
Net Income. The net income target is based upon the Board approved budget for the plan year, and the actual achieved is determined by what is reported in our annual report on Form 10-K for the plan year.

(2)
Safety. Safety performance is calculated according to Occupational Safety and Health Administration (OSHA) standards. OSHA specifically defines what workplace injuries and illnesses should be recorded and, of those recorded, which must be considered lost time incidents. The threshold level for the safety measures represents our five-year average performance for these metrics, which is significantly above our Edison Electric Institute (EEI) peer group average; the target level is significantly above our peer group average and represents a 15 percent improvement over our five-year average performance for lost time incident rate and total recordable incident rate; and the maximum represents top quartile performance for our EEI peer group and a significant improvement over historical company performance.

25

Compensation Discussion and Analysis

(3)	Reliability.
SAIDI (excluding major event days). System Average Interruption Duration Index (SAIDI) is a system reliability index used by us and participating Institute of Electrical and Electronic Engineers, Inc., utilities to measure the duration of interruptions on a utility’s electric system. SAIDI indicates the total duration of interruption for the average customer during a predefined period of time. The threshold level for SAIDI, excluding major event days, represents first quartile performance within rural and suburban medium sized investor owned utilities; the target level represents a 20 percent improvement over the difference between the company’s five-year average results and the maximum level; and the maximum level is equal to the company’s best SAIDI performance (excluding major event days) which was achieved in 2009.
SAIDI (including major event days). The threshold for SAIDI, including major event days, represents first quartile performance within rural and suburban medium sized investor owned utilities; the target level represents a 20 percent improvement over the gap between the company’s five-year average results and the maximum level; and the maximum level is equal to the company’s best SAIDI, including major event days, in the last five years.
Damages per 1000 Locates. This natural gas reliability metric assesses the effectiveness of the company’s programs to prevent damage to its natural gas system. The threshold level represents the company’s three-year average and is approximately 10 percent better than second quartile performance as reported in a leak reporting survey conducted by the American Gas Association (AGA); the target level represents a twenty percent improvement over the company’s three-year average; and the maximum level represents a 35 percent improvement over the company’s three-year average.
Leaks per 100 Miles of Main. This natural gas reliability metric assesses the overall performance of the company’s natural gas system. The threshold level represents a 50 percent improvement above second quartile average performance as reported by the AGA; the target level represents the company’s three-year average, which is first quartile performance; and the maximum level represents a 20 percent improvement over the company’s three-year average.

(4)	Customer Satisfaction.
J.D. Power. One customer satisfaction metric is measured by the broadly utilized J.D. Power residential electric and gas customer satisfaction surveys and studies, which include the following components: communications, corporate citizenship, billing and payment, price, power quality and reliability (electric) or field service (gas) and customer service. The threshold level represents the company’s five-year average; the target level is an improvement of one point over our best ever score, which we achieved in 2015; and the maximum level is a five point improvement over 2016 target, which would be first quartile performance based on 2015 data.
Flynn Wright Surveys. The remaining two customer satisfaction metrics are measured based on the results of a 2016 customer tracking survey conducted on our behalf by Flynn Wright, a full service advertising, marketing, public relations, web design, interactive and research advertising agency. For both of these metrics, the threshold level is set five percent below target; the target level represents our average scores for 2013-2015; and the maximum level is set at five percent above target.
(4) Individual Performance Multiple
After the Compensation Committee determines the plan funding percentage, the committee determines an individual performance multiple for each executive, which is factored into the incentive payout calculation. To make this determination, the Compensation Committee analyzes the total mix of available information, as well as actual performance measured against pre-established goals.

The company’s successes in 2016 were due to the substantial efforts of our executive officers and many other employees across all departments of the company. As a result of the factors noted above, the Compensation

Committee determined that it was appropriate to award each named executive officer (and the other executive officers) the annual cash incentive award as provided by the 2016 annual cash incentive plan, without the addition of any performance multiplier. Actual 2016 annual cash incentive awards for the named executive officers are reflected in the table to the right.

Name	2016 Target Cash Incentive, as Percent of Base Salary (%)	2016 Actual Cash Incentive, as Percent of Base Salary (%)	2016 Cash Incentive Award ($)
Robert C, Rowe	80.0	90.4	538,403
Brian B. Bird	50.0	56.5	232,752
Heather H. Grahame	45.0	50.9	183,603
Curtis T. Pohl	40.0	45.2	126,525
Bobbi L. Schroeppel	35.0	39.6	102,195

Clawback of Annual Cash Incentive Awards
Although we have not adopted a formal clawback policy, the annual cash incentive awards are specifically made subject to any formal clawback policy that we may adopt in the future.

Long-Term Performance-Based Equity Incentive Awards
We have used our Equity Compensation Plan to provide for the award of long-term, performance-based equity incentive awards to our executive officers. These performance-based awards help us achieve our compensation

26

Compensation Discussion and Analysis

philosophy of being market competitive while simultaneously aligning the interests of our executives and shareholders.
The Equity Compensation Plan authorizes several types of stock-based awards, including restricted stock and a variety of performance-based awards. In 2016, the Compensation Committee granted two types of long-term, equity incentive awards to our executives under the Equity Compensation Plan: (1) LTIP performance units with cliff vesting after a three-year performance period; and (2) a smaller award of ERRP restricted share units with cliff vesting after a five-year performance period and a payout over five years following the executive’s separation from service with the company. All of these 2016 awards are performance-based and payable, if and when earned, in shares of our common stock.
LTIP Performance Units. The Compensation Committee determines the terms and restrictions applicable to grants of LTIP performance units. After the company’s financial results are available for the prior year, the Compensation Committee approves the annual grant of LTIP performance units to our executive officers (and approximately 115 other participants in 2016 ). The awards of LTIP performance units are intended to provide a link between executive officer compensation and long-term shareholder interests as reflected in changes in our stock price, and to motivate and reward achievement of pre-established corporate financial goals and relative TSR. The Compensation Committee believes that making an annual grant of LTIP performance units motivates our executive officers (and the other participants) to focus on long-term, sustainable improvement in shareholder value because the award payout is tied to financial performance and continued service over a three-year period with cliff vesting at the end of such period, and the ultimate value delivered is dependent upon the value of our stock.
During the performance periods summarized in the table below, the performance measures for the LTIP awards included (1) a combined financial metric comprised of ROAE and either average EPS or net income growth, contributing 50 percent of the payout, and (2) TSR relative to our peer group, also contributing 50 percent of the payout. The table below shows, for the past five completed performance periods, the contribution of these two performance measures (and our relative TSR ranking within our peer group when calculated as required by the LTIP) to the overall payout (expressed as a percentage of target).

	Performance Period
	2010-2012	2011-2013	2012-2014	2013-2015	2014-2016
Financial Measures Payout Percentage	143.2%	59.9%	156.7%	154.5%	78.3%
Relative TSR	4th of 12	4th of 12	2nd of 15	2nd of 15	8th of 14
Relative TSR Payout Percentage	125.0%	125.0%	180.0%	180.0%	30.0%
Total Payout Percentage	134.1%	92.5%	168.4%	167.3%	108.3%
ERRP Restricted Share Units. In 2011, the Compensation Committee made the first annual grants of ERRP restricted share units. The Compensation Committee instituted the practice of granting ERRP restricted share units to bring the long-term incentive component of our executives’ compensation in line with the median of our peers, while simultaneously encouraging retention with the five-year cliff vesting component and providing retirement benefits. The ERRP share units also encourage succession planning and continuity of our strategic plan through the five-year payout of vested awards following the executive officer’s separation from service with the company. The key distinction between these awards and the non-performance-based supplemental executive retirement plans that certain of our peers and many other companies provide is that our ERRP restricted share units are earned based upon company performance.
The number of ERRP restricted share units that the Compensation Committee has granted annually has been considerably fewer than the grants of performance units. Like the performance units described above, these restricted share units are intended to provide a link between executive officer compensation and retirement planning and long-term shareholder interests and to motivate and reward achievement of pre-established corporate financial goals. The Compensation Committee believes that an annual grant of restricted share units motivates our executive officers to focus on long-term, sustainable improvement in our business because (1) vesting of the award is tied to financial performance and continued service over a five-year period and (2) payout of the vested award occurs over a five-year period following the executive officer’s separation from service with the company. On December 31, 2016, the first ERRP grants vested.

27

Compensation Discussion and Analysis

2016 Long-Term Incentive Program Performance Unit Grants
In February 2016, the Compensation Committee approved grants of LTIP performance units subject to a three-year performance period with cliff vesting at the end of such period. The target long-term equity opportunities for each executive officer are derived from peer group and competitive survey data and from the Compensation Committee’s judgment on the internal equity of the positions and scope of job responsibilities. To determine the target value of each executive officer’s LTIP performance unit awards, the Compensation Committee considered the range for comparable roles within our peer group, with consideration given to the strategic value of each position. Based on these considerations, in 2016, the Compensation Committee increased the targeted opportunity (expressed as a percentage of base salary) associated with the LTIP awards for our CEO and two of our named executive officers to better align with the market median.
Each executive officer’s targeted opportunity is converted into specific LTIP performance unit grants by dividing the total targeted value (the targeted percentage of base salary) by the weighted average fair value of a share of our stock on the grant date, less the present value of expected dividends. The resulting calculation represents the number of LTIP performance units that were granted and will vest on December 31, 2018, if all performance goals are met at the target performance level.

The target equity opportunities (value at target and number of shares) for the 2016 grants of LTIP performance units are shown in the table to the right. The table also compares the target opportunities (expressed as a percentage of base salary) applicable to the 2015 and 2016 awards.
		Target LTIP Performance Unit Opportunity for 2016
Name	2015 Base Salary (%)	2016 Base Salary (%)	2016 Value at Target ($)	LTIP Stock Awards (#) (1)
Robert C. Rowe	150	200	1,156,462	22,982
Brian B. Bird	100	100	399,952	7,948
Heather H. Grahame	70	80	280,166	5,568
Curtis T. Pohl	60	60	163,061	3,240
Bobbi L. Schroeppel	40	50	125,276	2,490

(1) Based on a weighted average grant date fair value of $50.32, which was calculated using the closing stock price of $58.16 on February 10, 2016, less the present value of expected dividends
After the performance period, the Compensation Committee calculates the actual company performance relative to the performance goals and determines the number of LTIP performance units that vest based on such performance. Depending on performance, the exact number of units that vest will vary from zero to 200 percent of the target award. In addition, the value of the award on payout will depend on the market price of our common stock on the date of payout.
The performance goals for these awards are independent of each other and are equally weighted. Vesting of awards is also contingent on maintaining investment grade secured and unsecured credit ratings. The following table summarizes the performance measures for the 2016 LTIP performance unit awards.

Performance Measures — 2016-2018	Threshold	Target	Maximum
Financial Goals – 50%
ROAE	8.95%	9.70%	10.45%
Simple Average EPS Growth	1.2%	4.2%	7.2%
TSR – 50%
Relative Average vs. Peers	13th	6th	1st
In general, based on a market analysis conducted by Willis Towers Watson, our performance levels for relative TSR are established at levels higher than our peers and the market. For example, according to this market analysis, we use a ranking of 1st for maximum, while the market uses 3rd; we use a ranking of 6th for target, while the market uses 8th; and our threshold of 13th pays at ten percent, and 9th pays at 50 percent, while the market threshold of 12th pays at 50 percent.
The ROAE and simple average EPS growth levels are tied to management performance as these goals relate to revenue enhancement and cost containment. TSR is determined by our common stock price change and

28

Compensation Discussion and Analysis

dividends paid over the performance period. We then compare our TSR with the total shareholder returns achieved by our peers over the same three-year period and determine our ranking.
2016 Executive Retention / Retirement Program Restricted Share Unit Grants
In December 2016, the Compensation Committee approved performance-based ERRP restricted share unit grants. These restricted share unit awards are subject to a five-year performance and five-year cliff vesting period and, once vested, will be paid out in shares of the company’s common stock over a five-year period after a recipient has separated from service with the company.
Our overall compensation program does not provide any non-performance-based supplemental executive retirement benefit. The Compensation Committee designed and implemented the ERRP in lieu of a traditional supplemental executive retirement plan which is not performance-based but is offered by many of our peers and other companies to increase overall competitiveness. The ERRP restricted share units help to achieve our compensation philosophy of being market competitive while aligning the interests of our executives and shareholders. It also promotes retention through the five-year cliff vesting component and benefits succession planning and continuity of our strategic plan through its five-year payout following separation from service.
The long-term equity opportunity for the ERRP is derived from peer group and competitive survey data and from the Compensation Committee’s judgment on the internal equity of the positions and scope of job responsibilities. To determine the value of each executive officer’s ERRP restricted share unit award, the Compensation Committee considered the range for comparable roles within our peer group, with consideration given to each position’s strategic value, and the overall long-term equity opportunity offered to that group. For 2016, the Compensation Committee reviewed the equity incentive opportunities provided to our peer group to analyze whether the targeted ERRP restricted share unit awards to our executive officers approximated the peer group median. Based on its review, the Compensation Committee determined that no changes were required for the 2016 ERRP restricted share unit awards.
The target equity opportunities for the 2016 ERRP restricted share unit grants to our named executive officers, based on a percentage of base salary, are shown in the table below. The 2016 grants offered the same targeted opportunity that was provided by the 2015 ERRP grants. Each executive officer’s 2016 award value was converted into specific equity grants by dividing the total potential value of the award by the fair market value of a share of our stock on the grant date. This represents the number of restricted share units that will vest on December 31, 2021, if the company’s net income for three of the five calendar years 2017 – 2021 exceeds the company’s net income for 2016. The value of the award on the grant date, as reflected in the below table, is based on the closing market price of our stock on the grant date, less the present value of expected dividends. If earned, the value of the award on payout will depend on the market price of our common stock on the date of payout.

	2016 Target ERRP Opportunity
Name	2016 Base Salary (%)	Value at Grant Date ($)	ERRP Stock Awards (1) (#)
Robert C. Rowe	50.0	297,789	6,505
Brian B. Bird	25.0	102,988	2,250
Heather H. Grahame	20.0	72,143	1,576
Curtis T. Pohl	20.0	55,984	1,223
Bobbi L. Schroeppel	15.0	38,710	846

(1)
Based on a grant date fair value of $45.78, which was calculated using the closing stock price of $55.70 on December 7, 2016, less the present value of expected dividends, calculated using a 1.8 percent five-year Treasury rate and assuming quarterly dividends of $0.52 for the five-year vesting period.

Vesting of 2014 Long-Term Incentive Program Performance Unit Grants in 2016
In February 2014, the Compensation Committee approved grants of LTIP performance units, subject to a three-year performance period. The 2014 LTIP performance unit grants vested on December 31, 2016.
The performance goals were independent of each other and equally weighted. The table on the following page summarizes the performance measures which governed these 2014 grants.

29

Compensation Discussion and Analysis

Performance Measures — 2014-2016	Threshold	Target	Maximum	Actual
Financial Goals – 50%
ROAE	9.0%	10.0%	11.0%	10.3%
Average EPS Growth	3.3%	6.3%	9.3%	11.6%
Market Goal – 50%
Relative TSR Average vs. Peers	13th	6th	1st	8th
Depending upon actual company performance relative to these performance goals, the exact number of shares that could have vested ranged from zero to 200 percent of the target award. As summarized above in the 2016 Long-Term Incentive Program Performance Unit Grants section, our relative TSR metrics are established at levels higher than our peers according to a market analysis conducted by the Compensation Committee’s independent compensation consultant. At the conclusion of the performance period, the Compensation Committee calculated the company’s performance relative to these goals during the three-year performance period to determine the vesting percentage for the 2014 LTIP performance unit grants.
For the financial goals related to the 2014 LTIP performance unit grants, ROAE was 10.3 percent and average EPS growth was 11.6 percent. This financial performance resulted in a 78.3 percent vesting percentage for that half of the program. For our market goal, TSR was 44.5 percent, resulting in a ranking of eighth with respect to our peers, and contributing 30.0 percent with respect to that half of the program.
For purposes of our LTIP, we calculate TSR by comparing the average closing price for a share of common stock of us and our peers during the period beginning 10 days prior to the end of the performance period and ending 10 days after the performance period plus the cumulative dividends earned during the performance period, to the average closing price of a share of common stock of us and our peers during the period beginning 10 days prior to the start of the performance period and ending 10 days after the start of the performance period. Our Compensation Committee believes that calculating relative TSR using the 20-day average share price around the beginning and end of the performance period results in a more accurate reflection of return for the period that is less impacted by stock market activity on the first and last days of the performance period.
Based on the Compensation Committee’s calculation of these performance measures, the 2014 LTIP performance unit grants vested at 108.3 percent. The following table summarizes the performance results with respect to each of the performance measures applicable to the 2014 LTIP performance unit grants and the corresponding contributions to the vesting percentage.

Performance Measures — 2014-2016	Result	Weight	Vesting
Financial Goals – ROAE and Average Net Income Growth	156.6%	50%	78.3%
Market Goal – TSR	60.0%	50%	30.0%
		TOTAL	108.3%
The table on the following page summarizes the number of shares awarded for the 2014 LTIP performance unit grants and the number of shares paid out in 2016 with respect to such grants for our named executive officers, based on the 108.3 percent percent vesting percentage approved by the Compensation Committee.

	Vesting of 2014 Performance Unit Grants
Name	Units at Grant Date (#)	Vesting Percentage (%)	Units upon Vesting (#)
Robert C. Rowe	21,329	108.3%	23,099
Brian B. Bird	8,629	108.3%	9,345
Heather H. Grahame	5,518	108.3%	5,976
Curtis T. Pohl	4,010	108.3%	4,343
Bobbi L. Schroeppel	2,395	108.3%	2,594

30

Compensation Discussion and Analysis

Vesting of 2011 Executive Retention / Retirement Program Grants in 2016
In December 2011, the Compensation Committee approved the first grants of ERRP restricted share units, subject to a five-year performance period from 2012 to 2016.
The 2011 ERRP restricted share unit grants contained a financial performance metric that required the company to achieve net income during any three of the five years during the performance period that exceeded the company’s net income for 2011. As summarized in the following table, the company achieved net income in each of the performance period years that was higher than its net income for 2011.

Net Income (millions)
2011	2012	2013	2014	2015	2016
$92.6	$98.4	$94.0	$120.7	$151.2	$164.2

As a result of achieving the performance metric, the 2011 ERRP restricted share unit grants vested on December 31, 2016. In accordance with the terms of the grants, the vested restricted share units have been credited to an account for each executive officer similar to a deferred compensation account. An executive is not entitled to payout of any of the vested units in such account until the executive leaves the company, and following such departure, each unit will be paid out as a share of common stock of the company in five equal annual installments.

The table to the right summarizes the number of 2011 ERRP restricted share units which vested on December 31, 2016, for each of our named executive officers.

Name	2011 ERRP Restricted Share Units Vested

Robert C. Rowe	3,667
Brian B. Bird	1,203
Heather H. Grahame	876
Curtis T. Pohl	689
Bobbi L. Schroeppel	456
Other Pay Policies
Retirement and Other Benefits
Retirement benefits are offered to employees hired prior to January 1, 2009, through tax-qualified company-funded pension plans and to all eligible employees through a 401(k) defined contribution plan. Both pension plans and 401(k) plans are common benefits provided in the utility and energy industry. Our executive officers, including the CEO, participate in some or all of these plans, and the terms governing the retirement benefits under these plans are the same as those available to substantially all employees. We do not offer any supplemental retirement benefits to our executive officers other than the performance-based ERRP restricted share units described above. Our healthcare, insurance, and other welfare and employee-benefit programs are generally the same for substantially all employees, including the CEO and executive officers. We share the cost of health and welfare benefits with our employees, which is dependent on the benefit coverage option that each employee elects. Our executive officers do not receive any material perquisites or special benefits that differ materially from those available to employees generally.
Severance and Post-Termination Benefits
We provide severance and post-termination benefits to our executive officers under our severance plan. Severance and post-termination benefits are explained in detail under the 2016 Executive Pay—Pay After Employment Ends section, starting on page 37 of this proxy statement.
Non-qualified Deferred Compensation
The company provides a non-qualified deferred compensation plan, which is intended to be an unfunded plan. The 2009 Officer Deferred Compensation Plan (officer deferred plan) allows eligible officers to defer up to 100 percent of certain compensation, including base salary (subject to compliance with Section 409A of the Internal Revenue Code compensation limit), short-term incentive awards and awards earned under our Equity Compensation Plan. There are no company contributions to the officer deferred plan. Participants in the officer deferred plan may elect to have

31

Compensation Discussion and Analysis

deferrals credited to their account in company stock (in the form of deferred share units issued under the Equity Compensation Plan) or cash investment options that substantially mirror the qualified employee 401(k) plan investment options. The value of each deferred compensation account is adjusted periodically to reflect the gains, losses, and dividends associated with the designated investments. Officer deferred plan participants do not pay income taxes on amounts deferred or earnings thereon until those amounts are distributed from the officer deferred plan. A participant’s benefits under the officer deferred plan are fully vested and are payable after terminating employment. Benefits are paid in a lump sum unless a participant elects annual installments.
No Employment Agreements
We currently do not have employment agreements with any of our executives. We generally believe that ongoing employment agreements are not necessary to retain talented executives; however, agreements may be appropriate on a case-by-case basis, such as when an executive begins employment with us. Due to the changing marketplace in which we compete for talent, the Compensation Committee regularly reviews this practice to help ensure that we remain competitive in our industry.
Tax Treatment of Certain Compensation
Section 162(m) of the Internal Revenue Code limits the company deductibility of executive compensation paid to certain named executive officers to $1 million per year, but contains an exception for certain performance-based compensation. Compensation that qualifies as “performance-based compensation” is not subject to the $1 million deduction limit if, at least every five years, shareholders approve the material terms of such performance-based compensation. The Equity Compensation Plan is structured to enable grants of equity-based incentive awards to be deductible under Section 162(m), and the material terms of the Equity Compensation Plan were approved by shareholders at last year’s annual meeting. The Compensation Committee generally seeks ways to limit the impact of Section 162(m). However, the Compensation Committee believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in payments of compensation or grants of awards that are not deductible for federal income tax purposes. In 2014, we incurred compensation for our Named Executive Officers of approximately $118,000 that may not be deductible for tax purposes.

Compensation Committee Report
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2016.
Compensation Committee
Dana J. Dykhouse, Chair
Stephen P. Adik
Dorothy M. Bradley
Julia L. Johnson

32

2016 Executive Pay
The following tables, footnotes, and narratives provide information regarding the compensation, benefits, and equity holdings in the company for the named executive officers during the years ended December 31, 2016, 2015, and 2014. Please see the CD&A on the previous pages for a description of our executive pay program necessary to gain an understanding of the information disclosed below.
2016 Summary Compensation Table
The following table sets forth the compensation earned during 2016, 2015, and 2014 for services in all capacities by the named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compen- sation (4) ($)	Total ($)
Robert C. Rowe
President and Chief Executive Officer	2016	590,641	—	1,454,138	538,403	68,952	27,933	2,680,067
	2015	573,567	—	1,131,121	370,068	39,285	41,564	2,155,605
	2014	556,924	—	1,098,234	561,389	104,139	22,155	2,342,841
Brian B. Bird
Vice President and Chief Financial Officer	2016	408,536	—	502,909	232,752	15,458	50,027	1,209,682
	2015	391,181	—	468,227	159,981	9,264	49,677	1,078,330
	2014	365,351	—	422,840	230,175	32,002	49,005	1,099,373
Heather H. Grahame
Vice President and General Counsel	2016	357,724	—	352,303	183,423	—	51,496	944,946
	2015	346,032	—	304,597	126,075	—	48,360	825,064
	2014	332,462	—	278,547	188,509	—	46,629	846,147
Curtis T. Pohl
Vice President - Retail Operations	2016	277,602	—	219,010	126,525	21,421	59,155	703,713
	2015	269,577	—	212,661	86,966	5,814	59,702	634,720
	2014	261,754	—	206,470	131,927	64,786	62,079	727,016
Bobbi L. Schroeppel
Vice President - Customer Care, Communications and Human Resources	2016	255,929	—	164,014	102,066	13,992	50,221	586,222
	2015	248,530	—	134,849	70,154	5,012	49,823	508,368
	Ms. Schroeppel was not a named executive officer in 2014.

(1)
These values reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. The values in the table above assume 100 percent payout based on grant date fair value. The exact number of shares issued will vary from zero to 200 percent of the target award, depending on actual company performance relative to the performance goals. See Note 16 to the consolidated financial statements in our 2016 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards. The value of awards for each named executive officer assuming a maximum payout based on grant date fair value would be $2,610,478 for Mr. Rowe; $902,812 for Mr. Bird; $632,457 for Ms. Grahame; $382,030 for Mr. Pohl; and $289,299 for Ms. Schroeppel.

(2)
The “Non-Equity Incentive Plan Compensation” column reflects cash incentive awards earned pursuant to our annual incentive plan as previously described. These awards are earned during the year reflected and paid in the following fiscal year.

(3)
These amounts are attributable to a change in the value of each named executive officer’s defined benefit pension account balances and do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings and actuarial assumptions. Our pension plans were closed prior to Ms. Grahame joining the company; therefore, she is not eligible to participate in a pension plan.

(4)
The table on the top of the following page identifies the items included in the “All Other Compensation” column for 2016. Employee benefits include employer contributions, as applicable, for health benefits (medical, dental, vision, employee assistance plan and health savings account), group term life and 401(k) plan, which are generally available to all employees on a nondiscriminatory basis. Life insurance also includes imputed income consistent with IRS guidelines for coverage amounts in excess of $50,000 for each of the named executive officers. Mr. Rowe’s, Ms. Grahame’s and Mr. Pohl’s other income for 2016 is from vacation sold back to the company at a rate of 75 percent.

33

Executive Pay

	Health Benefits	Life Insurance	401(k) Contributions	Other Income	Total All Other Compensation
Robert C. Rowe	$7,376	$6,204	$10,600	$3,753	$27,933
Brian B. Bird	21,457	2,070	26,500	—	50,027
Heather H. Grahame	18,317	3,603	26,500	3,076	51,496
Curtis T. Pohl	14,727	4,363	29,150	10,915	59,155
Bobbi L. Schroeppel	21,457	2,191	26,500	73	50,221
2016 Grants of Plan-Based Awards
The following table shows the range of each named executive officer’s annual and long-term incentive award opportunities granted for the fiscal year ended December 31, 2016. The narrative following the table describes the terms of each incentive award opportunity.

Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (2) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert C. Rowe
Annual Cash Incentive	—	238,231	476,462	714,693	—	—	—	—	—
Performance Units	2/10/2016	—	—	—	—	22,982	45,964	—	1,156,339
Restricted Share Units	12/7/2016	—	—	—	—	6,505	6,505	—	297,799
Brian B. Bird
Annual Cash Incentive	—	102,988	205,976	308,964	—	—	—	—	—
Performance Units	2/10/2016	—	—	—	—	7,948	15,896	—	399,904
Restricted Share Units	12/7/2016	—	—	—	—	2,250	2,250	—	103,005
Heather H. Grahame
Annual Cash Incentive	—	81,161	162,321	243,481.5	—	—	—	—	—
Performance Units	2/10/2016	—	—	—	—	5,568	11,136	—	280,154
Restricted Share Units	12/7/2016	—	—	—	—	1,576	1,576	—	72,149
Curtis T. Pohl
Annual Cash Incentive	—	55,985	111,969	167,953.5	—	—	—	—	—
Performance Units	2/10/2016	—	—	—	—	3,240	6,480	—	163,021
Restricted Share Units	12/7/2016	—	—	—	—	1,223	1,223	—	55,989
Bobbi L. Schroeppel
Annual Cash Incentive	—	45,162	90,324	135,486	—	—	—	—	—
Performance Units	2/10/2016	—	—	—	—	2,490	4,980	—	125,284
Restricted Share Units	12/7/2016	—	—	—	—	846	846	—	38,730

(1)
Reflects possible payout range of 2016 performance units and restricted share units awards. The performance units granted on February 10, 2016, have a weighted average grant date fair value of $50.32. The restricted share units granted on December 7, 2016, have a weighted average grant date fair value of $45.78.

(2)
These values reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. The values in the table above reflect grant date fair value assuming payment at target. See Note 16 to the consolidated financial statements in our 2016 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards.

Non-equity Incentive Plan Awards
Non-equity incentive plan compensation includes amounts earned under the NorthWestern Energy 2016 Annual Incentive Plan for 2016 performance, which were paid in 2017. The Compensation Committee reviewed 2016 performance against plan targets and the plan achieved a payout of 113 percent, as discussed in the Compensation Discussion and Analysis—Pay Components —Annual Cash Incentive Awards section, starting on page 23 of this proxy statement.

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Executive Pay

Equity Incentive Plan Awards
As previously discussed in the Compensation Discussion and Analysis—Pay Components—Long-Term Performance-Based Equity Incentive Awards section in this proxy statement, the Board approved granting performance awards in 2016 under the Equity Compensation Plan. The values of stock awards included in the table on the previous page reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. For the 2016 performance unit awards, the exact number of shares issued upon vesting will vary from zero to 200 percent of the target award, depending on actual company performance relative to the performance goals. In addition, if earned, the value of a performance unit award and a restricted share unit award on the vesting date, based on the fair market value of our stock on that future date, likely will differ from the value on the grant date, which is based on the fair market value of a share of our stock and, with respect to a performance unit award, is based on the target amount for such award. See Note 16 to the consolidated financial statements in our 2016 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards.
Percentage of Salary Compared to Total Compensation
For 2016, “Salary” for the named executive officers accounted for approximately 26 percent to 53 percent of total direct compensation (i.e., salary plus targeted annual and long-term incentive compensation), while incentive compensation accounted for approximately 47 percent to 74 percent of total direct compensation, assuming achievement of a target level of performance for each named executive officer.
2016 Stock Vested
The table below shows the number of shares acquired and the dollar amounts realized pursuant to the vesting of equity-based awards during the last fiscal year.

	Stock Awards
Name	Number of LTIP Shares Acquired on Vesting (#) (1)	Value Realized on LTIP Vesting ($)	Number of ERRP Shares Acquired on Vesting (#) (2)	Value Realized on ERRP Vesting ($)	Total Value Realized ($)
Robert C. Rowe	23,099	1,313,640	3,667	208,542	1,522,182
Brian B. Bird	9,345	531,450	1,203	68,415	599,865
Heather H. Grahame	5,976	339,855	876	49,818	389,673
Curtis T. Pohl	4,343	246,986	689	39,183	286,169
Bobbi L. Schroeppel	2,594	147,521	456	25,933	173,454

(1)
LTIP Shares vested consist of performance units for the 2014-2016 performance period that vested on December 31, 2016, at a performance level of 108.3 percent. We determined the value realized for the vesting of these shares using the fair market value of our common stock on the vesting date, which was $56.87.

(2)
ERRP Shares vested consist of restricted share units for the 2011-2016 performance period that vested on December 31, 2016. We determined the value realized for the vesting of these restricted share units using the fair market value of our common stock on the December 31, 2016, vesting date, which was $56.87.

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Executive Pay

Outstanding Equity Awards at 2016 Fiscal Year-End
The following table contains information regarding outstanding equity-based awards, including the potential dollar amounts realizable with respect to the awards for each named executive officer. Dividends are not paid or accrued on any unvested awards.

		Stock Awards
		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) (2) (3) ($)
Robert C. Rowe
	12/7/2016	6,505	369,939
	2/10/2016	22,982	1,306,986
	12/9/2015	6,458	367,266
	2/11/2015	19,828	1,127,618
	12/16/2014	6,410	364,537
	12/10/2013	3,878	220,542
	12/12/2012	3,814	216,902
Brian B. Bird
	12/7/2016	2,250	127,958
	2/10/2016	7,948	904,006
	12/9/2015	2,233	126,991
	2/11/2015	8,672	986,353
	12/16/2014	2,103	119,598
	12/10/2013	1,272	72,339
	12/12/2012	1,251	71,144
Heather H. Grahame
	12/7/2016	1,576	89,627
	2/10/2016	5,568	316,652
	12/9/2015	1,564	88,945
	2/11/2015	5,524	314,150
	12/16/2014	1,531	87,068
	12/10/2013	926	52,662
	12/12/2012	911	51,809
Curtis T. Pohl
	12/7/2016	1,223	69,552
	2/10/2016	3,240	184,259
	12/9/2015	1,214	69,040
	2/11/2015	3,728	212,011
	12/16/2014	1,205	68,528
	12/10/2013	729	41,458
	12/12/2012	717	40,776
Bobbi L. Schroeppel
	12/7/2016	846	48,112
	2/10/2016	2,490	141,606
	12/9/2015	839	47,714
	2/11/2015	2,291	130,289
	12/16/2014	833	47,373
	12/10/2013	490	27,866
	12/12/2012	482	27,411

(1)
The performance units granted in February 2015 and 2016 will vest, if at all, on December 31, 2017 and 2018, respectively, subject to the satisfaction of the applicable performance and market criteria and generally subject to the recipient’s continued employment through such date. Based on performance through December 31, 2016, we are below target for obtaining payout of the 2015 and 2016 grants. The number of units and payout value shown for the 2015 and 2016 grants assume a target level of performance (100 percent), as required by the SEC’s disclosure rules.

(2)	Values were calculated based on a $56.87 closing price of our common stock on December 31, 2016.

(3)
The performance-based restricted share units granted under the ERRP in December 2012, 2013, 2014, 2015, and 2016 will vest, if at all, on December 31, 2017, 2018, 2019, 2020, and 2021, respectively, subject to the satisfaction of the applicable performance criteria and generally subject to the recipient’s continued employment through such date.

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Executive Pay

Pay After Employment Ends
2016 Pension Benefits
We have two separate defined benefit pension plans that cover employees hired prior to January 1, 2009. The NorthWestern Energy Pension Plan is applicable to employees who began their employment in Montana, and the NorthWestern Corporation Pension Plan is applicable to employees who began their employment in South Dakota or Nebraska.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Robert C. Rowe	NorthWestern Energy Pension Plan	8.00	433,164	—
Brian B. Bird	NorthWestern Corporation Pension Plan	13.08	185,721	—
Heather H. Grahame (1)	—	—	—	—
Curtis T. Pohl	NorthWestern Corporation Pension Plan	30.39	386,261	—
Bobbi L. Schroeppel	NorthWestern Corporation Pension Plan	18.63	176,109	—

(1)	Ms. Grahame joined the company after the pension plans were closed to new entrants and therefore is not eligible to participate.

We calculated the present value of accumulated benefits assuming benefits commence at age 65 and using the discount rate, mortality assumption, and assumed payment form consistent with those disclosed in Note 15 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016. While we calculated the present values in the table above assuming that benefits commence at age 65, the table to the right summarizes the cash balance available if the individual had terminated service as of December 31, 2016.
Name	Cash Balance ($)
Robert C. Rowe	321,818
Brian B. Bird	180,987
Heather H. Grahame	—
Curtis T. Pohl	374,686
Bobbi L. Schroeppel	169,130

Under the NorthWestern Energy Pension Plan, a participant’s account grows based upon (1) contributions by the company made once per year, and (2) interest credits at the rate of six percent per year. Contributions by the company range from (a) three percent to 12 percent for eligible compensation, plus (b) 1.5 percent to six percent for eligible compensation above one-half of the taxable social security wage base. Upon termination of employment, an employee who is at least 50 years of age with five years of service may begin receiving a monthly annuity or defer receiving benefits until he or she is required to take a minimum distribution.
Under the cash balance formula of the NorthWestern Corporation Pension Plan, a participant’s account grows based upon (1) annual pay credits, and (2) annual interest credits based on the average federal 30-year Treasury Bill rate for November of the preceding year. Pay credits range from three percent to 7.5 percent for compensation below the taxable wage base, and such amounts are doubled for compensation above the taxable wage base. Upon termination of employment, an employee (or if deceased, his or her beneficiary) may elect to receive a lump sum equal to the cash balance in the account, a monthly annuity if age 55 or greater, or defer receiving benefits until he or she is required to take a minimum distribution.
For both pension plans, credited years of service are based on actual hire date, and pensionable earnings include base pay only. Mercer Human Resources Consulting, the actuary for our pension plans, calculated the present value of accumulated benefits using participant data provided by us.

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Executive Pay

Non-qualified Deferred Compensation Plan
As discussed in the Compensation Discussion and Analysis—Other Pay Policies—Non-qualified Deferred Compensation section in this proxy statement, we implemented a deferred compensation plan in 2009. In 2016, our named executive officers did not defer any compensation into the plan. The table below provides information on the non-qualified deferred compensation of our named executive officers who participate in the plan.

	Executive Contributions in 2016	Registrant Contributions in 2016	Aggregate Earnings in 2016	Aggregate Withdrawals/ Distributions in 2016	Aggregate Balance on December 31, 2016
Robert C. Rowe (1)	$—	$—	$551,528	$—	$7,124,294

(1)	Mr. Rowe’s aggregate contributions under the plan are $4,584,407, all of which were reported as compensation in the Summary Compensation Table for prior years.
Termination or Change in Control Arrangements
Key Employee Severance Plan
Our named executive officers participate in our Key Employee Severance Plan. The Compensation Committee believes that it is appropriate for us to have a severance plan to provide a consistent means of addressing severance situations. During 2016, the Compensation Committee reviewed the terms of the plan with assistance from the Compensation Committee’s independent compensation consultant. Based on this review and the advice of its independent compensation consultant, the Compensation Committee concluded that the severance benefits provided by the plan were below market in general and with respect to our peers. Accordingly, the Compensation Committee recommended, and the Board approved, amendments to the plan to align the severance benefits with market.
The Key Employee Severance Plan does not provide for change in control payments, but it does provide for the payment of severance benefits in the event an officer is terminated involuntarily without cause. Cause generally is defined in the Key Employee Severance Plan as (1) fraud, misappropriation of corporate property or funds, or embezzlement; (2) malfeasance in office, misfeasance in office which is willful or grossly negligent, or nonfeasance in office which is willful or grossly negligent; (3) failure to comply with our Code of Conduct; (4) illegal conduct, gross misconduct, or dishonesty, in each case which is willful and results (or is reasonably likely to result) in substantial damage to the company; or (5) willful and continued failure by the employee to perform substantially his/her duties. Involuntary termination does not include a termination resulting from a participant’s death or disability.
The severance benefits payable under the Key Employee Severance Plan consist of:

•	Severance Payment: A lump-sum cash payment equal to two times annual base pay plus two times targeted annual cash incentive;

•	Interrupted Annual Bonus: A lump-sum cash payment equal to the amount of the annual cash incentive, pro-rated to the end of the month prior to separation of service and based on actual performance;

•	Welfare Benefits: Reimbursement of Consolidated Omnibus Budget Reconciliation Act (COBRA) premiums paid by the participant during the 24-month period following the participant’s termination date; and

•	Outplacement Services: Up to $12,000 of outplacement services during the 12-month period following the participant’s termination date.
The table on the following page shows the amount of potential cash severance that would have been payable, based on an assumed termination date of December 31, 2016, under the normal severance provisions of the Key Employee Severance Plan, including the amount that each named executive officer would be entitled to be reimbursed for outplacement expenses and reimbursement of costs for continuing coverage and other benefits under our group health, dental, and life insurance plans. Severance benefits are not provided in connection with terminations for cause.

38

Executive Pay

Name	Base Salary ($)	Targeted Annual Incentive ($)	2x Base Salary + 2x Targeted Annual Incentive ($)	Interrupted Annual Bonus ($) (1)	COBRA Premiums ($) (2)	Outplacement Services ($)	Amount of Potential Severance Benefit ($)
Robert C. Rowe	595,578	476,462	2,144,080	436,757	12,232	12,000	2,605,069
Brian B. Bird	411,951	205,976	1,235,854	188,811	39,656	12,000	1,476,321
Heather H. Grahame	360,714	162,321	1,046,070	148,794	43,660	12,000	1,250,524
Curtis T. Pohl	279,922	111,969	783,782	102,638	27,558	12,000	925,978
Bobbi L. Schroeppel	258,068	90,324	696,784	82,797	40,591	12,000	832,172
(1) Calculated at 100% of target and prorated for 11 of 12 months pursuant to the terms of the Key Employee Severance Plan.

(2)	Amounts calculated using COBRA premiums in effect as of December 31, 2016.
Equity Compensation Plan Change in Control Provision

All outstanding equity awards were granted under our Equity Compensation Plan. In a change in control situation, the plan provides that either the vesting of awards shall accelerate so that awards shall vest as to the shares that otherwise would have been unvested, or the Compensation Committee shall arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards.
The table to the right shows the amount of potential stock value that would have been received, based on an assumed change in control date of December 31, 2016, outstanding equity awards at target payout, and a closing stock price on December 31, 2016, of $56.87. For a termination of service that does not involve a change in control, death, disability, or retirement, all outstanding equity awards granted under the Equity Compensation Plan are forfeited.

Name	Value of Accelerated Stock Vesting ($)
Robert C. Rowe	3,973,791
Brian B. Bird	1,463,208
Heather H. Grahame	1,000,912
Curtis T. Pohl	685,625
Bobbi L. Schroeppel	470,372

ERRP Restricted Share Units
Awards under our ERRP, as discussed in the Compensation Discussion and Analysis—Pay Components—Long-Term Performance-Based Equity Awards section in this proxy statement, if earned, will be paid out in shares of common stock of the company over a five-year period following the participant’s separation of service.
Death and Disability Benefits
Our executives are covered by the standard death and disability benefits that are available to substantially all employees. In addition, upon the death or disability of a recipient of a performance unit award, such recipient (or his or her executor or administrator) is entitled to receive a pro-rata portion of the award based on the number of full months such recipient was employed by the company, and the remaining portion of the award is forfeited. An award under the ERRP vests in full upon the death or disability of the recipient.
Assuming that our named executive officers terminated their employment as a result of death, disability or retirement on December 31, 2016, each named executive officer would have received the same payout of the earned annual cash incentive award for 2016 that is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 33. Similarly, each named executive officer would have received the same payout of long-term incentive compensation for the LTIP performance units whose three-year performance period ended December 31, 2016 as reflected in the “Stock Awards - Value Realized” on LTIP Vesting column in the 2016 Stock Vested Table on page 35. The reason for the same payouts is that the individual would have been employed throughout the entire performance period for the awards.
For the remaining outstanding grants of LTIP performance units and for the outstanding grants of ERRP restricted share units, the table on the following page shows the original grants, the percentage of the original grants that would vest, and the vesting value of those grants, assuming (1) the applicable named executive officer terminated his or her

39

Executive Pay

employment as a result of death, disability or retirement on December 31, 2016, (2) the applicable goals for such performance units were subsequently satisfied at target levels and (3) the price of the Company's Common Stock was $56.87 (the closing price on December 31, 2016) at the time payouts of such performance units and restricted share units occurred.

		Future Vesting Date	Assumed 12/31/16 Death / Disability			Assumed 12/31/16 Retirement
			Original Grant (#)	Percent to Vest (%)	Vesting Value ($) (1)	Original Grant (#)	Percent to Vest (%)	Vesting Value ($) (1)
Robert C. Rowe
President and Chief Executive Officer	ERRP	12/31/2021	6,505	100.0%	369,939	6,505	—%	—
	LTIP	12/31/2018	22,982	33.3%	435,226	22,982	33.3%	435,226
	ERRP	12/31/2020	6,458	100.0%	367,266	6,458	20.0%	73,453
	LTIP	12/31/2017	19,828	66.7%	752,121	19,828	66.7%	752,121
	ERRP	12/31/2019	6,410	100.0%	364,537	6,410	40.0%	145,815
	ERRP	12/31/2018	3,878	100.0%	220,542	3,878	60.0%	132,325
	ERRP	12/31/2017	3,814	100.0%	216,902	3,814	80.0%	173,522
				TOTAL	$2,726,533		TOTAL	$1,712,462
Brian B. Bird
Vice President and Chief Financial Officer	ERRP	12/31/2021	2,250	100.0%	127,958	2,250	—%	—
	LTIP	12/31/2018	7,948	33.3%	150,517	7,948	33.3%	150,517
	ERRP	12/31/2020	2,233	100.0%	126,991	2,233	20.0%	25,398
	LTIP	12/31/2017	8,672	66.7%	328,949	8,672	66.7%	328,949
	ERRP	12/31/2019	2,103	100.0%	119,598	2,103	40.0%	47,839
	ERRP	12/31/2018	1,272	100.0%	72,339	1,272	60.0%	43,403
	ERRP	12/31/2017	1,251	100.0%	71,144	1,251	80.0%	56,915
				TOTAL	$997,496		TOTAL	$653,021
Heather H. Grahame
Vice President and General Counsel	ERRP	12/31/2021	1,576	100.0%	89,627	1,576	—%	—
	LTIP	12/31/2018	5,568	33.3%	105,445	5,568	33.3%	105,445
	ERRP	12/31/2020	1,564	100.0%	88,945	1,564	20.0%	17,789
	LTIP	12/31/2017	5,524	66.7%	209,538	5,524	66.7%	209,538
	ERRP	12/31/2019	1,531	100.0%	87,068	1,531	40.0%	34,827
	ERRP	12/31/2018	926	100.0%	52,662	926	60.0%	31,597
	ERRP	12/31/2017	911	100.0%	51,809	911	80.0%	41,447
				TOTAL	$685,094		TOTAL	$440,643
Curtis T. Pohl
Vice President - Retail Operations	ERRP	12/31/2021	1,223	100.0%	69,552	1,223	—%	—
	LTIP	12/31/2018	3,240	33.3%	61,358	3,240	33.3%	61,358
	ERRP	12/31/2020	1,214	100.0%	69,040	1,214	20.0%	13,808
	LTIP	12/31/2017	3,728	66.7%	141,412	3,728	66.7%	141,412
	ERRP	12/31/2019	1,205	100.0%	68,528	1,205	40.0%	27,411
	ERRP	12/31/2018	729	100.0%	41,458	729	60.0%	24,875
	ERRP	12/31/2017	717	100.0%	40,776	717	80.0%	32,621
				TOTAL	$492,124		TOTAL	$301,485
Bobbi L. Schroeppel
Vice President - Customer Care, Communications, and Human Resources	ERRP	12/31/2021	846	100.0%	48,112	846	—%	—
	LTIP	12/31/2018	2,490	33.3%	47,155	2,490	33.3%	47,155
	ERRP	12/31/2020	839	100.0%	47,714	839	—%	—
	LTIP	12/31/2017	2,291	66.7%	86,903	2,291	66.7%	86,903
	ERRP	12/31/2019	833	100.0%	47,373	833	—%	—
	ERRP	12/31/2018	490	100.0%	27,866	490	—%	—
	ERRP	12/31/2017	482	100.0%	27,411	482	—%	—
				TOTAL	$332,534		TOTAL	$134,058

(1)	Values were calculated based on a $56.87 closing price of our common stock on December 31, 2016.

40

Director Pay

2016 Director Pay
Compensation to our non-employee directors consists of an annual cash retainer, an annual unrestricted stock award, an annual cash retainer for the chairperson of each committee of the Board and meeting attendance fees. Non-employee directors are not eligible to participate in our retirement plans. The company also reimburses non-employee directors for the cost of participation in certain continuing education programs and the expense of traveling to Board and committee meetings. Employee directors are not compensated for service on the Board.

In 2015, the Compensation Committee asked Willis Towers Watson to update its review of the competitive market data concerning Board compensation from peer company comparisons so that the Compensation Committee could determine 2016 compensation levels for non-employee directors. Based upon this review, the Compensation Committee made no changes to the compensation provided to our non-employee directors. The rate schedule for non-employee director compensation for 2016 is presented in the table to the right.
Director Compensation	Cash ($)	Shares (#)
Annual Board Retainer
New Member Initial Stock Grant	—	1,000
Board Chair	125,000	3,750
Board Member	25,000	2,750
Annual Committee Chairperson Retainer
Audit Committee	10,000	—
Governance and Innovation Committee	10,000	—
Compensation Committee	10,000	—
Meeting Fees (Board Chair does not receive meeting fees)
Board Meeting	2,000	—
Committee Meeting	2,000	—
Non-employee directors may elect to defer up to 100 percent of any qualified cash or equity-based compensation that would be otherwise payable to them, subject to compliance with NorthWestern’s 2005 Deferred Compensation Plan for Non-Employee Directors (director deferred plan) and Section 409A of the Internal Revenue Code. For those directors who defer their compensation under the director deferred plan, the meeting fee or retainer, as applicable, is the value utilized to determine the amount of deferred compensation. The deferred compensation may be invested in deferred stock units of the company’s common stock or in designated investment options that substantially mirror the qualified employee 401(k) plan options. Our directors defer a significant portion of their total compensation each year into the company's common stock. For 2016, our directors deferred 51 percent of the aggregate compensation paid to all directors into the company's common stock.
Based on the election of the non-employee director, other than on account of death, he or she shall receive a distribution either in a lump sum or in approximately equal installments over a designated number of years (not to exceed ten years). Distributions of deferred share units will be equal to one share of the company’s common stock for each unit. The value of each deferred compensation account is adjusted periodically to reflect the gains, losses, and dividends associated with the designated investments.
The following table sets forth the 2016 compensation received by our non-employee directors.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
E. Linn Draper Jr., Board Chair	125,000	209,400	334,400
Stephen P. Adik, Audit Chair	71,000	153,560	224,560
Dorothy M. Bradley	61,000	153,560	214,560
Tony Clark (joined Board in December 2016)	2,000	—	2,000
Dana J. Dykhouse, Compensation Chair	71,000	147,125	218,125
Jan R. Horsfall	61,000	147,125	208,125
Julia L. Johnson, Governance Chair	64,000	153,560	217,560
Denton Louis Peoples (retired April 20, 2016)	27,500	153,560	181,060

(1)
Of the fees earned or paid in cash for 2016, amounts deferred under the deferred compensation plan described above included $125,000 for Mr. Draper; $36,000 for Mr. Adik; $5,000 for Ms. Bradley; $64,000 for Ms. Johnson; and $27,500 for Mr. Peoples.

(2)
The values for stock awards reflect the grant date fair value of the awards, calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation. See Note 16 to the consolidated financial statements in our 2016 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards. The grant date fair value of annual stock awards made during 2016 was (a) $55.84 per share for Mr. Draper, Mr. Adik, Ms. Bradley, Ms. Johnson, and Mr. Peoples and (b) $53.50 for Mr. Dykhouse and Mr. Horsfall. The 2016 stock awards were deferred by Mr. Draper, Mr. Adik, Ms. Bradley, Ms. Johnson, and Mr. Peoples under the deferred compensation plan described above. The total deferred share units outstanding as of December 31, 2016 (rounded down to the nearest whole number), are as follows: Mr. Draper – 114,527; Mr. Adik – 62,878; Ms. Bradley – 19,813; and Ms. Johnson – 77,276.

41

Corporate Governance
Our Board oversees the business of the company. It establishes overall policies and standards for us and reviews the performance of our management. The Board operates pursuant to a set of written Corporate Governance Guidelines that set forth the company’s corporate governance philosophy and the governance policies and practices that the company has established to assist in governing the company and its affiliates. In addition to our Corporate Governance Guidelines, the principal documents which establish our primary corporate governance practices are listed below and can be found on our website at NorthWesternEnergy.com under Our Company / Investor Relations / Corporate Governance.

●    Certificate of Incorporation
●    Bylaws
●    Audit Committee Charter
●    Human Resources Committee Charter
●    Governance and Innovation Committee Charter
●    Corporate Governance Guidelines
●    Code of Conduct and Ethics

●    Code of Ethics for the Chief Executive Officer
      and Senior Financial Officers
●    Complaint Procedures for the Audit Committee of the Board
●     Corporate Political Contributions Policy
●    Insider Trading Policy
●    Related Persons Transactions Policy

We are committed to strong corporate governance. As governance standards have evolved, we have enhanced our governance standards as appropriate to best serve the interests of our shareholders. Our commitment to corporate governance best practices has been recognized. Forbes has recognized us three times on its list of America’s Most Trustworthy Companies, a distinction awarded, according to Forbes, for transparent accounting and solid corporate governance practices. Our proxy disclosures also have been recognized by the NYSE Governance Services and Corporate Secretary magazine. In June of 2015, our 2014 proxy statement received NYSE's Exemplary CD&A award. That proxy statement also received Corporate Secretary’s Best Proxy Statement (small to mid-cap) award, and we were a finalist for Corporate Secretary’s Best Proxy Statement in 2012, 2013 and 2016. Glass Lewis and C-Suite magazine also have recognized our say-on-pay disclosures.

What We Do
●	Annual election of all directors.
●
Majority vote plus resignation standard in uncontested elections. If a director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, the director must submit a resignation for the Board to consider.

●	Allow shareholders owning 25 percent of our shares to call a special meeting.
●	Independent board. Our Board is comprised entirely of independent directors, except our CEO.
●	Independent Board Chair.
●	Independent Board committees. Each of our Board committees (audit, compensation, and governance) is made up solely of independent directors.
●	Committee authority to retain independent advisors. Each of our Board committees has the authority to retain independent advisors, which will be paid for by the company.
●
Code of Conduct and Ethics. We are committed to operating with honesty and integrity and maintaining the highest level of ethical conduct. Our Code of Conduct and Ethics applies to all employees, as well as the Board. We also have a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers concerning financial reporting and other related matters.

●	Robust stock ownership guidelines for executive officers and directors.

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Corporate Governance

What We Don’t Do
●	Poison pill. We do not have a shareholders rights plan or poison pill.
●	Hedging of company securities. We do not allow our directors, executives, or employees to hedge company securities.
●	Corporate political contributions. We do not make contributions to candidates for political office, political parties, or committees, or political committees organized to advance political candidates.
●
Supermajority voting. We do not have supermajority voting provisions in our certificate of incorporation or bylaws, except to approve (or amend provisions concerning) certain business combinations or mergers.

Board of Directors
Our bylaws authorize a Board consisting of five to 11 directors, as determined by our Board from time to time. Our Board currently has eight members. Our Board has nominated nine directors for election at our 2017 annual meeting and has approved increasing the number of directors on our Board to nine, effective at the time of annual meeting.
Each Board member is elected at each annual meeting to serve for approximately one year, until the next annual meeting of shareholders (or until a successor is able to serve). If any director is not elected or is unable to complete his or her term, the Board may choose a substitute to fill the vacant position or reduce the number of directors on the Board. We believe a limited number of directors helps maintain personal and group accountability.
Our Board acts as a coherent team within an environment that allows individual insights to contribute to group consensus. Our Board focuses on long-term company success and maintains an effective dialogue with management through constructive relationships which provide timely and appropriate deliberation.
Each director with more than one year of service on our Board (seven of eight) has exceeded the stock ownership requirements established by our Corporate Governance Guidelines and continues to hold stock in excess of the ownership requirements. Each director with more than one year of service on our Board also has been recognized as a Governance Fellow by the National Association of Corporate Directors (NACD).
Our Board is actively engaged both inside and outside of the boardroom. Our Board members have knowledge and insight that enables them to provide guidance concerning our business, with particular focus on succession planning, corporate strategy, executive compensation, risk management, and operating performance. Our Board members spend time in our service territory interacting with our employees, customers, and community leaders. They seek and participate in learning opportunities to stay abreast of the latest industry and corporate governance developments affecting their role as directors.
Most of our Board meetings, including the annual meeting, are held throughout our service territory at approximately twelve rotating locations. This practice of rotating meeting locations offers several educational opportunities for our Board members, including attending receptions of community leaders and meetings with employees. These opportunities are intended to inform our Board about the communities we serve and the issues, concerns, and successes of our employees. Holding Board meetings in our service territory allows our Board to gain a broader understanding of various areas of our company and permits non-management employees to make presentations to the Board that highlight their work.
Our Board considers attendance at Board and shareholder meetings and participation by directors in determining continued service on the Board. Attendance and participation is reviewed as part of an annual self-evaluation process. The Board held eight meetings in 2016. Each of our current directors attended 100 percent of the meetings of the Board and of each committee on which he or she served in 2016. At our last annual meeting of shareholders in April 2016, all of our directors who were on the Board at that time were in attendance.

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Corporate Governance

Board Diversity
Our Board values the diversity of its members. When considering director nominees, our Board strives to identify nominees that will provide insight to our Board from a number of perspectives, with equal importance placed on gender, age, ethnicity, skills and background, as well as location of residence. Our Board believes diversity is important because varied perspectives expand the Board’s ability to provide relevant guidance to our business. As depicted below, our slate of director nominees demonstrate diversity.

Age Diversity
40-49
2
50-59
3
60-69
2
70+
2
Tenure Diversity
<2 yrs
4
3-9 yrs
2
10+ yrs
3
Location Diversity
Ethnic Diversity
African-American
1
Caucasian
8
Gender Diversity
Female
3
Male
6

Our individual Board members also have varied expertise and bring extensive professional experience from both within and outside our industry. This diversity of experience provides our Board with a vast collective skill set which is advantageous to the Board’s oversight of our company. While the industry-specific expertise possessed by certain of our Board members is essential, we also benefit from the viewpoints of our directors with expertise outside our industry. A high level overview of the skills and backgrounds of our director nominees follows.

Skills Matrix	Draper	Adik	Clark	Dykhouse	Horsfall	Ide	Johnson	Rowe	Sullivan
Utility
Finance
Executive
Regulatory
Engineering
Service Territory
Legal / Public Policy
Marketing
Board
NACD Fellow
Individual Directors
Following are biographies of seven of our eight current Board members, each of whom is currently serving and has been nominated to serve another one-year term. The eighth Board member, Dorothy M. Bradley, has announced that she will not be seeking re-election at the 2017 annual meeting. The biographies of two new director nominees follow the biographies of our current directors.

Stephen P. Adik Age 73 Independent Director since 2004	Audit Chair

Utility, Finance, and Engineering experience as the retired vice chairman (2001-03) of NiSource, Inc., an electric and natural gas production, transmission and distribution company, as well as other executive roles prior to that, including chief financial officer (1996-2001), and as a financial executive for American Natural Resources Company and three railroad companies.

Other Executive, Board, and NACD Fellow credentials through positions in the railroad industry, current service on the board of the Chicago SouthShore and South Bend Railroad, and prior service on the boards of American Water Works Company, Inc. (NYSE: AWK, 2009-14), Beacon Power (NASDAQ: BCON, 2004-10), the Dearborn Midwest Conveyor Company and several nonprofits.

We believe Mr. Adik is Qualified to Serve on our Board because of his
● 25+ years energy and utility experience
● Financial proficiency – audit committee financial expert (SEC), financially literate (NYSE), finance MBA
● Board service in energy- and utility-related industries brings developed perspective
● Tenure on our Board provides working knowledge of our company, efficiency and continuity
● Commitment to boardroom excellence – NACD Governance Fellow since 2011

Anthony T. Clark Age 45 Independent Director since 2016

Utility, Regulatory, and Public Policy experience as a senior advisor at Wilkinson Barker Knauer, LLP, and prior service as Commissioner (2012-16) of the Federal Energy Regulatory Commission, prior service as Commissioner (2001-12) of the North Dakota Public Utilities Commission (including five years as its chair), former President of the National Association of Regulatory Utility Commissioners (NARUC) (2010-11), chair of the NARUC telecommunications committee, former North Dakota Labor Commissioner (1999-2000), and former North Dakota state legislator (1994-97).

We believe Mr. Clark is Qualified to Serve on our Board because of his
● Experience in the state and federal public utility regulatory arena, as a regulator
● Public policy background which provides a wide perspective on regulatory and political issues
● Demonstrated commitment to boardroom excellence – working to attain NACD Governance Fellow status in 2017

Thanking a retiring board member

In February 2017, Dorothy M. Bradley announced that she would not be seeking re-election to our Board at the end of her annual term on April 27, 2017. Dorothy has served over eight years on our Board, as a member of the Governance and Innovation and Human Resources Committees. As a resident of and respected civic leader in Montana, she has offered an important local perspective on relevant regulatory, political, community and environmental issues facing our company. Her experience and knowledge of our Montana service territory and unique engagement with our employees and customers will be missed. We are grateful to have had her service to our shareholders and company these past years.

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Corporate Governance

E. Linn Draper, Jr. Age 75 Independent Director since 2004 Board Chair

Utility, Executive, and Engineering experience through positions as retired chairman, president and chief executive officer of both American Electric Power Company, a public utility holding company (1992-2004), and Gulf States Utilities Company, an electric utility company (1979-1992), as well as other executive roles and his background in nuclear engineering.

Finance, Board, and NACD Fellow credentials as a result of extensive service on several public boards (and their committees) for companies in the utility, energy and related industries, including service to the boards of Alliance Data Systems (NYSE: ADS) (since 2005), Alpha Natural Resources, Inc. (2004-16); TransCanada (NYSE: TRP) (2005-13), and Temple-Inland Inc. (2004-12).

We believe Dr. Draper is Qualified to Serve on our Board because of his
● Extensive experience as the lead executive for some of the top electric utilities in the country
● Wide perspective gained from public company board and committee service
● Financial proficiency – audit committee financial expert (SEC), financially literate (NYSE)
● Tenure on our Board provides working knowledge of our company, efficiency and continuity
● Commitment to boardroom excellence – NACD Governance Fellow since 2011

Dana J. Dykhouse Age 60 Independent Director since 2009	Compensation Chair

Finance, Executive, and Board experience through his leadership of First PREMIER Bank, a regional bank headquartered in Sioux Falls, South Dakota, as its chief executive officer (since 1995) and his service in a variety of executive leadership roles in community and professional organizations and non-public company boards in South Dakota.

Service Territory and NACD Fellow credentials as a resident of and respected civic leader in South Dakota.

We believe Mr. Dykhouse is Qualified to Serve on our Board because of his
● Experience as a respected civic, community and professional leader within South Dakota
● Local perspective on relevant issues facing our company in South Dakota
● Financial proficiency – audit committee financial expert (SEC), financially literate (NYSE)
● Tenure on our Board provides working knowledge of our company, efficiency and continuity
● Commitment to boardroom excellence – NACD Governance Fellow since 2011

Jan R. Horsfall Age 56 Independent Director since 2015

Finance, Marketing, and Executive experience through his current position as president and chief executive officer of Maxletics Corporation, a sports technology company that connects influential elite athletes to brands (since 2014) and former roles as chief executive officer of Universal Lubricants, LLC (2012-14), a privately held environmental energy company; founder and co-chairman of Startup Colorado (2011-12), a startup business facilitator in Colorado's front range; chief marketing officer of Turbine Inc. (2009-10), an online gaming company, and senior marketing roles at Lycos, Inc., the search engine/portal, and The Valvoline Company, an automotive supply company.

Board and NACD Fellow credentials as a current and former board member of several privately held and non-profit entities.

We believe Mr. Horsfall is Qualified to Serve on our Board because of his
● Executive experience as a chief executive officer, chief marketing officer and other positions
● Financial proficiency – financially literate (NYSE)
● Marketing background
● Experience with mergers, acquisitions and the growth and development of companies
● Tenure on our Board provides working knowledge of our company, efficiency and continuity
● Commitment to boardroom excellence – NACD Governance Fellow since 2015

45

Corporate Governance

Julia L. Johnson Age 54 Independent Director since 2004	Governance Chair

Utility, Regulatory, Executive, Finance, and Legal / Public Policy experience through her leadership as President of NetCommunications, LLC (since 2000), a consulting firm in the energy, telecommunications and information technology public policy arenas, prior service as Chairwoman (1997-99) and Commissioner (1993-97) of the Florida Public Service Commission, service to various public policy and non-profit organizations, and legal background.

Board and NACD Fellow credentials as a director on public company boards, including companies in the utility and energy industries, such as current service to American Water Works Company, Inc. (NYSE: AWK) (since 2008), FirstEnergy (NYSE: FE) (since 2011 following merger with Allegheny Energy in 2011), and MasTec, Inc. (NYSE: MTZ) (since 2002), and former service to the board of Allegheny Energy (2003 until merger with FirstEnergy in 2011).

We believe Ms. Johnson is Qualified to Serve on our Board because of her
● Experience in the public utility regulatory arena, as an executive, board member and regulator
● Public policy background which provides a wide perspective on regulatory and political issues
● Financial proficiency – financially literate (NYSE)
● Tenure on our Board provides working knowledge of our company, efficiency and continuity
● Commitment to boardroom excellence – NACD Governance Fellow since 2011

Robert C. Rowe Age 61 Director since 2008

Utility, Regulatory, Finance, Executive, and Legal / Public Policy experience through service as our president and chief executive officer (since 2008) and former service as co-founder and senior partner at Balhoff, Rowe & Williams (2005-08), a national professional services firm advising the telecommunications and energy industries, and chairman (2003-04) and commissioner (1993-2002) of the Montana Public Service Commission.

Service Territory, Board, and NACD Fellow credentials as a resident of Montana, and from voluntary leadership roles in the utility industry, such as chairman (2012-2013) of the Western Energy Institute (2012-present), co-chair of the Institute of Electric Innovation (Edison Electric Foundation), board member of the American Gas Association, and past president of the National Association of Regulatory Utility Commissioners.

We believe Mr. Rowe is Qualified to Serve on our Board because of his
● Position as our president and chief executive officer
● Experience in the regulatory and public policy arenas
● Financial proficiency – financially literate (NYSE)
● Commitment to boardroom excellence – NACD Governance Fellow since 2011

Director Succession Planning
Over the past several years, our Governance Committee has led our Board through a director succession planning process. The Governance Committee initiated the process to allow for a smooth and gradual transition from our directors who were in the final third of their 15-year term limit to new directors with the right skills for our company’s future, while preserving the culture of the Board.
The process began with a review of the individual skill sets of current members and consideration of additional skills that could be beneficial for the Board in the future, with a particular focus on the company’s strategy and emerging risks. The Governance Committee also reviewed tenure limits regarding each existing Board member and discussed potential timing for inviting new members to join the Board. With that background analysis, the Governance Committee began developing a general transition timeline and assembling a list of potential candidates who were identified through a combination of personal relationships, industry knowledge, and research.

46

Corporate Governance

This foundational work regarding director succession planning proved beneficial when one of our directors, Mr. Denton Louis Peoples, retired in April 2016 after serving approximately eight years on our Board, and then again, in February 2017, when another director, Ms. Dorothy M. Bradley, announced her retirement, effective April 27, 2017.
With three current Board members in the final years of their 15-year term limit, our Board’s succession planning work will continue. Our Board believes maintaining a relatively small Board of approximately eight members provides several benefits. However, to preserve the Board’s culture, the size of our Board may increase temporarily so that new members can serve alongside Board members nearing the end of their terms. As the transition to new membership concludes, we anticipate that the size of our Board will return to approximately eight members.
Nomination of New Directors
At the beginning of 2016, our Board had eight members. When Mr. Peoples retired at the conclusion of his annual term in April 2016, our Board acted to reduce the size of the Board to seven members. Several months later, a non-management director and our CEO recommended that the Board consider Anthony T. Clark, former FERC commissioner, as a candidate. After meeting with Mr. Clark, the Board concluded that he has the expertise, experience, and skills to augment our Board’s collective skill set. Accordingly, in December 2016, our Board increased its size to eight members and elected Mr. Clark to serve as a director until the 2017 annual meeting. The Board has re-nominated Mr. Clark for election by our shareholders at the annual meeting, and his biography appears above with our other current directors.
During 2016 and as a result of the ongoing director succession planning process described above, our Board also began considering additional candidates for service on our Board. The Governance Committee identified a pool of candidates with solid backgrounds in finance and utility executive experience. After considering several potential candidates, the Board met with Ms. Linda G. Sullivan, who was initially recommended by a non-management director. The Board found Ms. Sullivan to possess the skills and qualities, including with respect to finance and the utility industry, that would enhance the Board’s collective skill set today and into the future. Thus, the Board nominated Ms. Sullivan to serve on our Board, subject to election by shareholders at the 2017 annual meeting.
In February 2017, Ms. Bradley announced that she would not be seeking re-election at the conclusion of her annual term in April 2017. As a resident of Montana, Ms. Bradley provided our Board with a valuable local perspective. Thus, our Board reviewed a pool of candidates who were residents of Montana. After considering and meeting with several candidates, the Board concluded that Ms. Britt E. Ide, initially recommended by a non-management director, possessed utility, engineering, legal, and other skills that would be beneficial to our Board, in addition to her local Montana knowledge. Thus, the Board also nominated Ms. Ide to serve on our Board, subject to election by shareholders at the 2017 annual meeting.
Our Board has chosen to nominate Ms. Ide and Ms. Sullivan for election by shareholders at the annual meeting, rather than exercising its right under our bylaws to increase the size of the Board by immediately fill the vacancy without shareholder approval. The Board has approved increasing the size of our Board to nine directors (from eight), effective at the time of annual meeting. If our shareholders do not support all of our director nominees, our Board may act to reduce the size of our Board rather than fill any resulting vacancy.
We are delighted that Ms. Ide and Ms. Sullivan accepted our Board’s invitation and recommend that you vote “For” their election at the annual meeting. Ms. Ide’s and Ms. Sullivan’s summary biographies are provided on the following page.

47

Corporate Governance

Britt E. Ide Age 45 Nominated as Independent Director

Utility, Legal, Engineering, and Executive experience through her current positions as president of Ide Energy & Strategy; and director and interim chief executive officer of the Big Sky Chamber of Commerce (Montana). Former progressive leadership roles include senior counsel of Idaho Power Company (2009-11), associate general counsel at Healthwise, Incorporated (2005-2008), senior attorney, Albertson’s Inc. (2005) and counsel at Boise Cascade Corporation (2000-2004).

Service Territory and Board credentials as a resident of and respected civic leader in Montana and from service on the boards of the Big Sky Chamber of Commerce and Hotrock Energy Research Organization, as well as appointments to Montana’s Clean Power Plan Advisory Council and as an ambassador of the Clean Energy & Empowerment Initiative. Previous member of the Northwest Chapter of the National Association of Corporate Directors (2015-2016) and the former independent chair of the board of directors of PCS Edventures!, Inc. (2014-2015) (also nominating and governance chair and compensation committee member).

We believe Ms. Ide is Qualified to Serve on our Board because of her
● 25+ years business, engineering and legal experience
● Utility and energy industry experience
● Local perspective on relevant regulatory, political and community issues facing our company
● Board credentials and demonstrated commitment to boardroom excellence – working to attain NACD Governance Fellow status in 2017

Linda G. Sullivan Age 53 Nominated as Independent Director

Utility, Finance, Executive, and Regulatory experience through her position as executive vice president and chief financial officer (CFO) of American Water, the largest publicly traded U.S. water and wastewater utility company (since 2014) and former progressive leadership roles over 22 years with the Edison International companies, including senior vice president and CFO of Southern California Edison (2009-14), vice president and controller of both Edison International and Southern California Edison (2005-09), assistant controller of Edison International (2001-05), and prior finance and accounting roles at the corporate level and within an operating business unit at the utility.

Board credentials as a current board member of the University of Maryland University College (UMUC) Ventures, a non-profit organization dedicated to supporting accessible, affordable quality education to adult students and prior service on the boards of Crystal Stairs, Inc., a $90 million non-profit organization assisting working families with child care services in underserved communities of Los Angeles County, and Executive Services Corps, which provides coaching and consulting to nonprofits throughout southern California.

We believe Ms. Sullivan is Qualified to Serve on our Board because of her
● 25+ years utility finance and regulatory experience
● Financial proficiency – audit committee financial expert (SEC), financially literate (NYSE)
● Financial expertise as a Certified Public Accountant since 1991 (inactive) and Certified Management Accountant since 1995
● Board credentials and demonstrated commitment to boardroom excellence – working to attain NACD Governance Fellow status in 2017

Board Independence
Independent Board Chair
Our Board has placed the responsibilities of Chair with an independent member of the Board, which we believe provides optimum accountability between the Board and our management team. We believe it is beneficial to have

48

Corporate Governance

an independent Chair whose sole responsibility is leading our Board members as they provide leadership to our executive team.
Our Chair is responsible for providing leadership to the Board and facilitating communication among the directors; setting the Board meeting agendas in consultation with the CEO; presiding at Board meetings, executive sessions and shareholder meetings; and serving as an ex-officio member of each Board committee. This delineation of duties allows the CEO to focus his attention on managing the day-to-day business of the company. We believe this structure provides strong leadership for our Board, while positioning our CEO as the leader of the company in the eyes of our customers, employees, and other stakeholders.
Each regularly scheduled Board and committee meeting provides the opportunity for executive sessions of the non-employee directors without management in attendance. These executive sessions are chaired by our Board Chair or the independent Chair of the respective committee.
Determination of Independence and Family Relationships
All of our directors are independent, with the sole exception of our CEO. A director is considered independent if he or she qualifies as “independent” under (1) NYSE standards and any applicable laws and (2) he or she (a) has never been an employee of the company or any of its subsidiaries, (b) is not a close relative of any management employee of the company, (c) provides no services to the company, and is not employed by any firm providing major services to the company, other than as a director, and (d) receives no compensation from the company other than director fees and benefits. The Board’s determination of independence is based upon a review of the questionnaires submitted on an annual basis by each director, the company’s relevant business records, publicly available information and the applicable SEC and NYSE requirements.
Based on its review, the Board determined that all of the non-employee directors (Messrs. Adik, Clark, Draper, Dykhouse, and Horsfall and Ms. Johnson, as well as new director nominees Mses. Ide and Sullivan) are independent as defined in the listing standards noted above. Our final director, Mr. Rowe, is an executive officer of the company and, therefore, is not independent.
In addition to the independence assessment of our current directors, our Board reviewed the family relationships of our current directors and executive officers to determine the existence of any family relationships not more remote than first cousins. Based on this review, our Board determined that no such family relationships exist, except that current directors Dana J. Dykhouse and Jan R. Horsfall are first cousins.
Board Committees

We have three Board committees composed solely of independent directors, each with a different independent director serving as chairperson of the committee. Our Board committees are:
●  Audit Committee;
●  Human Resources Committee (Compensation Committee); and
●  Governance and Innovation Committee.
COMMITTEES 100% INDEPENDENT
Our Board holds its committee meetings sequentially (i.e., committee meetings do not overlap with one another). As a result of holding sequential meetings, each of our Board members is able to attend each committee meeting. We believe this practice is highly beneficial to our Board as a whole and the company in general because each of our Board members is aware of the detailed work conducted by each Board committee. This practice also affords each of our Board members the opportunity to provide input to the committee members before a committee reaches any conclusions.

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Corporate Governance

Audit Committee

Primary Responsibilities
Our Audit Committee assists the Board with oversight of:
●    The company’s accounting and financial reporting processes;
●    The audit and integrity of the company’s financial statements;
●    The company’s compliance with legal and regulatory requirements;
●    The independent auditor’s qualifications and independence;
●    The performance of the company’s internal audit function and independent auditors;
●    The preparation of the Audit Committee Report for the company’s proxy statement;
●    Significant financings and dividend policy and dividend payment recommendations;
●    The company’s key business, financial and regulatory risks and security program (including physical and cyber security, and business continuity); and
●    Such other duties as directed by the Board.
Financial Expertise, Financial Literacy, and Independence
The Board determined that each member of the Audit Committee:
●    Qualifies as an audit committee financial expert under the applicable SEC regulations;
●    Is financially literate within the meaning of the listing standards of the NYSE; and
●    Is independent, as defined in the listing standards of the NYSE and the SEC regulations.
Audit Committee Report
The Audit Committee Report is included on page 60 of this proxy statement.
Audit Committee Charter
The Audit Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2016. The Charter is available on our website at NorthWesternEnergy.com under Our Company / Investor Relations / Corporate Governance.

5	Meetings in 2016

Members
Stephen P. Adik (Chair)
Dana J. Dykhouse
Jan R. Horsfall

“The Audit Committee encourages broad attendance and participation by management at its meetings. In addition, at each meeting, the Committee conducts private and separate executive sessions with the company’s chief audit and compliance officer, with the company’s management, and with the company’s external auditors. This allows the direct and candid communication necessary for the Committee to operate effectively.”
Stephen P. Adik,
Audit Committee Chair

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Corporate Governance

Compensation Committee

Primary Responsibilities
Our Human Resources Committee (Compensation Committee) acts on behalf of and with the concurrence of the Board with respect to:
●    Compensation, benefits and other employment matters for executives;
●    Stock-based compensation plans for employees;
●    The election and appointment of executive officers and other officers;
●    The assessment of the performance of the CEO;
●    Succession planning for the CEO, executives and other officers; and
●    The compensation of non-employee members of the Board.
As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee also considers input on executive compensation from our CEO and CFO.
Our Compensation Committee has delegated some of the administration of our executive compensation and benefits plans to our Compensation and Benefits Department.
Independence
Each member of our Compensation Committee is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act, and independent under the standards of the NYSE.
Compensation Committee Report
The Compensation Committee report is included at page 32 of this proxy statement.
Compensation Committee Charter
We call our compensation committee the Human Resources Committee because its responsibilities extend beyond the realm of compensation to other human resources and employee issues. The Human Resources Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2016. The Charter is available on our website at NorthWesternEnergy.com under Our Company / Investor Relations / Corporate Governance.

5	Meetings in 2016

Members
Dana J. Dykhouse (Chair)
Stephen P. Adik
Dorothy M. Bradley
Julia L. Johnson

“We evaluate executive compensation annually and believe we have developed a program for compensation that we can consistently apply year after year. The performance metrics attempt to align our interests with those of our shareholders, customers, employees and regulators.”
Dana J. Dykhouse,
Compensation
Committee Chair

Independent Compensation Consultant
The Compensation Committee has directly retained Willis Towers Watson as its independent, external compensation consultant for the last several years. Willis Towers Watson is an independent consulting firm that provides services in the areas of executive compensation and benefits and has specific expertise in evaluating compensation in the utility industry. Willis Towers Watson reports directly to the Compensation Committee and, at the Compensation Committee’s request, provides an annual evaluation and analysis of trends in both executive compensation and director compensation. Willis Towers Watson also evaluates other compensation issues at the direct request of the Compensation Committee.
In accordance with NYSE requirements approved by the SEC in 2013, the Compensation Committee evaluated the following six factors to assess independence and conflicts of interest before it engaged Willis Towers Watson to do work in 2016 and 2017:

1.	The provision of other services to the company by Willis Towers Watson.

2.	The amount of fees received from the company by Willis Towers Watson, as a percentage of the firm's total revenues.

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Corporate Governance

3.	The policies or procedures of Willis Towers Watson that are designed to prevent conflicts of interest.

4.	Any business or personal relationship of a member of the Compensation Committee with the regular members of the Willis Towers Watson executive compensation team serving the company.

5.	Any stock of the company owned by the regular members of the Willis Towers Watson executive compensation team serving the company.

6.	Any business or personal relationships between the executive officers of the company and the regular members of the Willis Towers Watson executive compensation team serving the company.
The Compensation Committee also obtained a representation letter from Willis Towers Watson addressing these six factors and certain other matters related to its independence. Based on the Compensation Committee’s evaluation of these factors and the representations from Willis Towers Watson, the Compensation Committee concluded that Willis Towers Watson is an independent adviser and has no conflicts of interest with us.

Governance Committee

Primary Responsibilities
Our Governance and Innovation Committee (Governance Committee) assists the Board in:
●    Identifying qualified individuals to become Board members, including succession planning regarding current Board members;
●    Determining the composition of the Board and its committees;
●    Monitoring a process to assess Board effectiveness;
●    Developing and implementing corporate governance principles; and
●    Overseeing the company’s efforts concerning innovation, including emerging or competing technologies and alternative energy resources.
Further, the Governance Committee reviews and oversees our position on corporate social responsibilities, such as environmental and public policy issues that significantly affect us, our shareholders, our customers and our other key stakeholders.
Independence
Each member of our Governance Committee meets the independence requirements under the NYSE corporate governance listing standards.
Governance and Innovation Committee Charter
The Governance and Innovation Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2016. The Charter is available on our website at NorthWesternEnergy.com under Our Company / Investor Relations / Corporate Governance.

5	Meetings in 2016

Members
Julia L. Johnson (Chair)
Dorothy M. Bradley
Anthony T. Clark
Jan R. Horsfall

“Corporate governance is emphasized at NorthWestern. We believe strong governance leads to investor confidence in the company and are proud of the national recognition our governance practices have received.”
Julia L. Johnson,
Governance
Committee Chair

Director Candidate Evaluation
Our Governance Committee evaluates each director candidate to determine whether the Board should recommend such candidate as a director nominee. In considering new individuals for nomination as directors, the Governance Committee typically solicits recommendations from its current directors and is authorized to engage third-party advisers, including search firms, to assist in the identification and evaluation of candidates, if necessary.
Our goal is to maintain a diverse Board that operates cohesively and challenges management in a constructive way. The Governance Committee has not established specific minimum qualifications for director nominees or set forth specific qualities or skills that the committee believes are necessary for one or more directors to possess. Instead, in considering director candidates, the Governance Committee considers the diversity of our Board and takes into account whether the Board as a whole has the skills, experience, and background that add to and complement the

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Corporate Governance

range of skills, experience, and background of each director, based on the following: integrity, accomplishments, business judgment, experience and education, commitment, representation of shareholders, industry knowledge, independence, and financial literacy. With the exception of the company’s CEO, all of our directors are independent, as required by our Corporate Governance Guidelines.
When nominating persons to serve on our Board, the Governance Committee considers individuals who can add value to the strategic policymaking and oversight responsibilities of the Board. A director’s ability and available time to contribute to the Board and his or her participation on other boards also are considered because we believe these are important factors that enhance the quality of the Board’s decision-making, its oversight of management, and our business overall. The Governance Committee believes that the nominees for election at this year’s annual meeting collectively possess the experience, skills, and attributes necessary to lead the company to a long and successful future.
Our Governance Committee also has the responsibility for considering nominees for directors properly recommended by shareholders. A shareholder who wishes to submit a candidate for consideration at the annual meeting of shareholders must notify our Corporate Secretary in writing not less than 90 days and no more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. The shareholder’s written notice must include information about each proposed nominee, including name, age, business address, principal occupation and other information required in proxy solicitations. The nomination notice also must include the nominating shareholder’s name and address, the number of shares of our common stock beneficially owned by the shareholder and any arrangements or understandings between the nominee and the shareholder. The shareholder also must furnish a statement from the nominee indicating that the nominee wishes and is able to serve as a director.
The manner in which the Governance Committee evaluates candidates recommended by shareholders is generally the same as candidates from other sources. However, the Governance Committee also will seek and consider information concerning the relationship between the recommending shareholder and the candidate to determine if the candidate can represent the interests of all of the shareholders. The Governance Committee will not evaluate a candidate recommended by a shareholder unless the shareholder notice states that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service publicly disclosed by NorthWestern and to provide all of the information required to conduct an evaluation.
Director Resignation Vote Policy
The Board has in place a Majority Plus Resignation Vote Policy for the election of directors. The policy provides that, in an uncontested election, any nominee for director who receives a greater number of “WITHHOLD AUTHORITY” votes from his or her election than votes “FOR” such election (or a Majority Withheld Vote) shall promptly offer his or her resignation following certification of the shareholder vote.
Under this policy, the Governance Committee shall promptly make a recommendation to the Board regarding the resignation offer and possible responses based on the circumstances that led to the Majority Withheld Vote, if known. The Board must act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K.
Any director who tenders his or her resignation pursuant to this policy shall not participate in the Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer. However, if each member of the Governance Committee receives a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider the resignation offers and recommend to the Board whether to accept them. If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers, with each director recusing himself or herself from consideration of his or her resignation offer.

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Corporate Governance

Other Governance Practices
Code of Conduct
Our Board adopted a Code of Conduct and Ethics (Code of Conduct) which it reviews annually. Our Code of Conduct embodies the standards that form our culture and sets forth expectations of conduct for all of our officers, directors, and employees, including all full- and part-time employees and certain persons that provide services on our behalf. Our Code of Conduct focuses on our corporate vision, mission and values. You may review our Code of Conduct on our website at NorthWesternEnergy.com under Our Company / Investor Relations / Corporate Governance. We intend to post on our website any amendments to, or waivers from, our Code of Conduct. In addition, our Board adopted a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to our principal executive officer, principal financial officer, and principal accounting officer or controller (or persons performing similar functions), which includes complaint procedures that specifically apply to this separate code. Our Board also annually reviews this separate code of ethics, which is available on our website at the location noted above. We intend to post on our website any amendments to, or waivers from, this special code of ethics.
Risk Oversight of the Company
Our Audit Committee is primarily responsible for overseeing the company’s risk management processes on behalf of the full Board by monitoring company processes for management’s identification and control of key strategic, operational, financial, regulatory, compliance, and security risks. The Audit Committee receives reports from management at least quarterly regarding the company’s assessment of risks. The Compensation Committee oversees risks in compensation plans, and the Governance Committee oversees risks in corporate governance and social responsibilities including environmental, health and safety matters. In addition, the Audit Committee reports regularly to the full Board, which also considers the company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the company and review the corporate risk appetite in evaluating strategic alternatives and business development opportunities. The Board oversees the company’s risk management, our CEO and executive Enterprise Risk Management Committee act to ensure that our enterprise risk management and business continuity programs (ERM) achieve their objectives. While management is responsible for the day-to-day risk management processes, we have structured our ERM reporting relationship through our Chief Audit and Compliance Officer who has a reporting relationship to the Audit Committee. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.
Transactions with Related Persons
Our Audit Committee has adopted a written Related Persons Transaction Policy. The policy requires that any related person transaction be reviewed and approved by the Audit Committee based on its consideration of all available relevant facts and circumstances. The Audit Committee approves a related person transaction only if it determines in good faith that such transaction is in, or is consistent with, the best interests of the company and its shareholders. No material related person transactions were identified during 2016.
Under the policy, a “related person” is an officer, director, director nominee, or five percent or more shareholder of the company, as well as any immediate family member of such individuals or any entity which is owned or controlled by any of such individuals; and a “related person transaction” is a transaction involving (1) the company, (2) a related person and (3) an aggregate annual amount in excess of $120,000.
The policy also provides ratification procedures for approval of transactions that have been commenced or consummated prior to any knowledge of the involvement of a related person and for the annual review of ongoing related person transactions to ensure that such transactions continue to remain in the best interests of the company and its shareholders. The policy is available on our website at NorthWesternEnergy.com under Our Company / Investor Relations / Corporate Governance.

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Corporate Governance

Hedging and Pledging Our Securities
Our Insider Trading Policy prohibits our directors and employees from engaging in certain transactions involving our securities, including hedging or other monetization transactions and publicly traded options. The Insider Trading Policy also prohibits our directors and employees from pledging any of our securities as collateral for a loan, unless pre-cleared by our general counsel. None of our directors or executive officers have pledged any of our securities as collateral for a loan. The policy is available on our website at NorthWesternEnergy.com under Our Company / Investor Relations / Corporate Governance.
Political Contributions Policy
As a public utility, we are subject to various laws and regulations at the federal, state, and local levels; and changes to these laws can affect our business, employees, communities and shareholders. Accordingly, we are committed to being an active and responsible corporate citizen.
We use our resources, through legally permissible participation in the political process, to advance matters of public policy that are consistent with our values, our legal obligations and our Code of Conduct. We also encourage our employees to be active in civic and community activities, including by participating in the political and democratic process.
We have a formal political contributions policy. We do not make (and our policy prohibits) corporate contributions to candidates for political office, political parties, or committees, or political committees organized for the advancement of political candidates, whether federal, state, or local.
State and local ballot initiatives and referenda on important policy issues do have the potential to impact our business and our stakeholders. Accordingly, the policy permits corporate contributions in connection with such matters, as well as lobbying efforts and contributions to trade and local associations. In addition, the policy allows individual employees to make personal contributions to political action committees. The policy is available on our website at NorthWesternEnergy.com under Our Company / Investor Relations / Corporate Governance.
Communications with Our Board
You may contact our Board, Board Chair or independent directors, individually or as a group, by sending your communication to our Corporate Secretary at NorthWestern Corporation, 3010 West 69th Street, Sioux Falls, South Dakota 57108. The Corporate Secretary will forward any communication received to the intended recipient.

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Stock Information
Who owns our stock
Our common stock is currently our only class of voting securities. The number of shares noted in the table below are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of option, warrant, or right.
Stock Ownership by Directors and Executives
The following table provides information as of February 27, 2017, with respect to the beneficial ownership of shares of our common stock owned by our current non-employee directors, our named executive officers, and by all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Unrestricted Shares of Common Stock Beneficially Owned Directly (#)	Unrestricted Shares of Common Stock Beneficially Owned Indirectly (#)	Deferred Stock Units (#)	Total Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock (%)
Stephen P. Adik (1)	—	20,000	65,629	85,629	*
E. Linn Draper Jr.	—	—	118,825	118,825	*
Dorothy M. Bradley	3,987	—	22,564	26,551	*
Anthony T. Clark	—	—	3,750	3,750	*
Dana J. Dykhouse	23,000	—	—	23,000	*
Jan R. Horsfall	5,950	—	—	5,950	*
Julia L. Johnson	—	—	80,027	80,027	*
Robert C. Rowe	2,818	—	125,273	128,091	*
Brian B. Bird	52,469	—	—	52,469	*
Heather H. Grahame	22,907	—	—	22,907	*
Curtis T. Pohl	16,653	—	—	16,653	*
Bobbi L. Schroeppel	15,147	—	—	15,147	*
Directors and Executive Officers as a Group (16 persons)	190,757	20,000	434,387	645,144	1.33
*Less than one percent.

(1)	Shares held indirectly by Mr. Adik represent shares held in a trust of which Mr. Adik and his spouse are co-trustees.
Stock Ownership Guidelines
We believe it is important that our interests are aligned with the interests of our shareholders. Accordingly, our Board has established robust stock ownership guidelines for our non-employee directors and executive officers. Our stock ownership guidelines are set forth in our Corporate Governance Guidelines on our website at NorthWesternEnergy.com under Our Company / Investor Relations / Corporate Governance.
In 2016, our Board doubled the amount of stock ownership required for non-employee directors. Under the increased stock ownership guidelines, each non-employee director must retain at least ten times the value of his or her annual cash Board and committee chair retainer(s) in common stock or deferred stock units within five years of commencing service on our Board. The previous guideline was five times.
For executives, the stock ownership guidelines are six times base salary for the CEO, four times base salary for the CFO, three times base salary for our Vice President and General Counsel and our Vice President - Distribution, and two times base salary for our Vice President - Customer Care, Communications and Human Resources.

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Stock Ownership Information

Each executive is restricted, absent a hardship and prior Board approval, from selling stock until his or her guideline amount is achieved and must continue to maintain the required ownership level once it is obtained.
Our Board instituted stock ownership guidelines to require its members and our executives to hold a meaningful financial stake in the company to align our interests with those of our shareholders. As summarized below, all of our directors and our named executive officers who have been serving more than one year have satisfied his or her applicable stock ownership guideline.
As important as it was to achieve the required stock ownership levels, we believe it is equally significant that our non-employee directors have continued to retain and increase their stock ownership after meeting their stock ownership guidelines. For 2016, our directors deferred 51 percent of their aggregate compensation into the company’s common stock, even though they previously had satisfied their stock ownership guideline requirements.

Satisfaction of Stock Ownership Guidelines
	Pay Subject to Multiple	Multiple Required	Stock Ownership Requirement ($)	Number of Shares and DSUs Owned (#)	Value of Shares and DSUs Owned (1) ($)	Percent of Guideline Achieved as of Feb. 27, 2017 (1) (%)	Percent of Guideline Achieved as of 12/31/15 (%)
Directors
E. Linn Draper Jr., Board Chair	$125,000	10x	1,250,000	118,825	6,889,474	551%	455%
Stephen P. Adik, Audit Chair	$35,000	10x	350,000	85,629	4,964,769	1,419%	1,201%
Dorothy M. Bradley	$25,000	10x	250,000	26,551	1,539,427	616%	440%
Anthony T. Clark (2)	$25,000	10x	250,000	3,750	217,425	87%	N/A
Dana J. Dykhouse, Comp. Chair	$35,000	10x	350,000	23,000	1,333,540	381%	272%
Jan R. Horsfall	$25,000	10x	250,000	5,950	344,981	138%	62%
Julia L. Johnson, Gov. Chair	$35,000	10x	350,000	80,027	4,639,965	1,326%	1,541%
Executives
Robert C. Rowe	$595,578	6x	3,573,468	128,091	7,426,716	208%	230%
Brian B. Bird	$411,951	4x	1,647,804	52,469	3,042,153	185%	201%
Heather H. Grahame	$360,714	3x	1,082,142	22,907	1,328,148	123%	161%
Curtis T. Pohl	$279,922	3x	839,766	16,653	965,541	115%	142%
Bobbi L. Schroeppel	$258,068	2x	516,136	15,147	878,223	170%	205%

(1)	Value of shares or DSUs owned and ownership as a percent of stock ownership requirement are calculated as of February 27, 2017, using a closing stock price of $57.98.

(2)	Mr. Clark joined our Board on December 6, 2016.
Section 16(a) Beneficial Ownership Reporting Compliance
Based solely on information furnished to us and contained in reports filed with the SEC, as well as written representations that no other reports were required, NorthWestern believes that during 2016 all of its directors and executive officers timely filed all reports required by Section 16 of the Exchange Act.
Largest Shareholders
The table on the following page sets forth information regarding whom we know to be the beneficial owners of more than five percent of our issued and outstanding common stock as of February 27, 2017. The information reflected in the table is based solely on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act.

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Stock Ownership Information

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock (%)
BlackRock, Inc. (1)	8,208,262	17.0
55 East 52nd Street, New York, NY 10022
Deutsche Bank AG (2)	5,710,128	11.8
Taunusanlage 12, 60325 Frankfurt am Main, Federal Republic of Germany
The Vanguard Group (3)	4,099,389	8.5
100 Vanguard Blvd., Malvern, PA 19355

(1)
Reflects shares beneficially owned by BlackRock, Inc. as of December 31, 2016, according to a statement on Schedule 13G/A filed with the SEC on January 11, 2017, which indicates that the beneficial owner, a holding company, or control person in accordance with Rule 13d-1(b), has sole voting power with respect to 8,072,370 shares and sole dispositive power with respect to 8,208,262 shares. The beneficial owner holds shared voting or dispositive power with respect to none of the shares. The Schedule 13G/A certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Corporation.

(2)
Reflects shares beneficially owned by Deutsche Bank AG, as of December 31, 2016, according to a statement on Schedule 13G filed with the SEC on February 13, 2017, which indicates that the beneficial owner, an investment adviser in accordance with Rule 13d-1(b), has sole voting power with respect to 5,508,176 shares and sole dispositive power with respect to 5,710,128 shares. The beneficial owner holds shared voting or dispositive power with respect to none of the shares. The Schedule 13G certifies that, to the best of the beneficial owner’s knowledge and belief, the foreign regulatory scheme applicable to the beneficial owner, a bank organized under the laws of the Federal Republic of Germany, is substantially comparable to the regulatory scheme applicable to the functionally equivalent U.S. institution. The beneficial owner also undertakes to furnish to the Commission staff, upon request, information that would otherwise be disclosed in a Schedule 13D.

(3)
Reflects shares beneficially owned by The Vanguard Group, as of December 31, 2016, according to a statement on Schedule 13G filed with the SEC on February 9, 2017, which indicates that the beneficial owner, an investment adviser in accordance with Rule 13d-1(b), has sole voting power with respect to 62,691 shares and sole dispositive power with respect to 4,038,600 shares. The beneficial owner has shared voting power with respect to 5,400 shares and shared dispositive power with respect to 60,789 shares and shared voting power with respect to none of the shares. The Schedule 13G certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Corporation.

Stock for Compensation Plans
The following table presents summary information about our Equity Compensation Plan, as of the close of business on December 31, 2016:

a.	The aggregate number of shares of our common stock subject to outstanding stock options, warrants, and rights, including unvested performance units and unvested restricted share units;

b.	The weighted average exercise price (or grant date fair value) of those outstanding stock options, warrants, and rights; and

c.	The number of shares that remain available for future option grants, excluding the number of shares to be issued upon the exercise of outstanding options, warrants, and rights.
For additional information regarding our long-term incentive plans and the accounting effects of our stock-based compensation, please see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted average exercise price of outstanding options, warrants, and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	258,168	(2)	$44.97	(3)	870,186	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	258,168				870,186

(1)	Consists of the Equity Compensation Plan, which is the company’s only equity compensation plan.

(2)
Consists of (a) 195,577 unvested performance units, with a weighted average grant date fair value of $46.35, granted to employees who participate in our LTIP, and (b) 62,591 unvested restricted share units, with a weighted average grant date fair value of $41.14, granted to executive officers under our ERRP. For descriptions of our LTIP and ERRP, please see the Compensation Discussion and Analysis section of this proxy statement.

(3)	Amount represents the weighted average grant date fair value of the outstanding awards reflected in column (a).

(4)	Awards under the Equity Compensation Plan can take the form of stock options, share appreciation rights, restricted and unrestricted share awards, deferred share units, and performance awards.

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Audit Committee Report
In the performance of the Audit Committee’s oversight function, and in connection with the December 31, 2016, financial statements, the Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee has discussed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP (Deloitte), our independent registered public accounting firm, required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence; and the Audit Committee has discussed with Deloitte the firm’s independence. The compatibility of non-audit services was considered with the auditor’s independence.

Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC.

Audit Committee Stephen P. Adik, Chair Dana J. Dykhouse Jan R. Horsfall

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Annual Meeting Information
Voting Procedures
Appointment of Proxy Holders
Our Board asks you to appoint our independent Board Chair, E. Linn Draper Jr., and our CEO, Robert C. Rowe, as your proxy holders to vote your shares at the annual meeting. You make this appointment by voting the proxy card provided to you or by using one of the voting methods described below.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement. If you sign and date your proxy card, but do not provide direction, they will vote your shares as recommended by our Board.
Management is not aware of any matters to be brought before the annual meeting other than the matters described in the notice of annual meeting accompanying this proxy statement. The persons named in the form of proxy solicited by our Board will vote all proxies that have been properly executed, and if any matters not set forth in the notice of annual meeting are properly brought before the meeting, such persons will vote thereon in accordance with their best judgment.
Record Date and Voting
All shareholders of record as of the close of business on the record date, February 27, 2017, are entitled to receive notice of and to vote, in person or by proxy, at the annual meeting or any postponement or adjournment of the annual meeting. If you owned shares of our common stock at the close of business on the record date, you are entitled to one vote per share upon each matter presented at the annual meeting. The company does not have any other outstanding class of voting stock. Shareholders whose shares are held in an account at a brokerage firm, bank, or other nominee (i.e., in “street name”) will need to obtain a proxy from the broker, bank, or other nominee that holds their shares authorizing them to vote at the annual meeting.

Voting on the Internet. You may vote by proxy on the internet up until 11:59 p.m. Eastern Daylight Time the day before the annual meeting. The website for internet voting is www.proxyvote.com. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the internet, you can request electronic delivery of future proxy materials.

Voting by Telephone. You may vote by proxy by telephone up until 11:59 p.m. Eastern Daylight Time the day before the annual meeting by using the toll-free number listed on your proxy card or voting instruction form. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Voting by Mail. Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope provided. Your proxy card or voting instruction form must be received far enough in advance of the annual meeting to allow sufficient time for processing.

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Annual Meeting Information

Voting in Person at the Annual Meeting. If you attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in street name by a broker, bank, or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a proxy from the record holder of the shares authorizing you to vote at the annual meeting. Submitting your vote by proxy will not affect your right to attend the annual meeting and to vote in person.

Revoking Your Proxy or Your Voting Instructions to Your Proxy Holders. If you are a record holder of our common stock, you can change your vote at any time before your proxy is voted at the annual meeting by again voting by one of the methods described above or by attending the annual meeting and voting in person. You also may revoke your proxy by delivering a notice of revocation to our corporate secretary at NorthWestern Corporation, 3010 West 69th Street, Sioux Falls, South Dakota 57108, prior to the vote at the annual meeting. If your shares are held in street name, you must contact your broker, bank, or other nominee to revoke your proxy.

Quorum
At the close of business on the record date, there were 48,335,246 shares of NorthWestern Corporation common stock outstanding and entitled to vote at the annual meeting. Each outstanding share is entitled to one vote.
A quorum, which is a majority of the outstanding shares as of the record date, is necessary to hold a valid annual meeting. A quorum will be present at the annual meeting if the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date are present in person or represented by proxy. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies.
Broker Non-Votes
Under the rules of the New York Stock Exchange (NYSE), certain shareholder nominees (such as brokers) have the discretion to vote shares on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, when they do not receive voting instructions from the beneficial owner. They do not have authority to vote on non-routine matters (such as the election of directors, the advisory vote to approve named executive officer compensation, and the advisory vote on the frequency of advisory votes on executive compensation) unless they receive instruction from the beneficial owner.
A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions, and are not counted to determine the number of votes present for the particular proposal.
Under the rules of the NYSE, if your broker holds shares in your name and delivers this proxy statement to you, the broker is entitled to vote your shares on Proposal 2 — Ratification of Independent Registered Public Accounting Firm even if the broker does not receive voting instructions from you. Without your instructions, the broker is not entitled to vote your shares on Proposal 1 — Election of Directors, Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation, or Proposal 4 — Advisory Vote to Approve Frequency of Advisory Votes on Executive Compensation. We encourage you to provide instructions to your broker, bank, or other nominee. This ensures your shares will be voted at the annual meeting.
Required Vote and Method of Counting
The required vote and method of counting votes for the various business matters to be considered at the annual meeting are described in the table on the following page. If you sign and return your proxy card without indicating your vote, your shares will be voted “FOR” each of the nominees for director, “FOR” ratification of Deloitte & Touche LLP as our independent registered public accounting firm, “FOR” the advisory vote to approve named executive officer compensation, for every “1 YEAR” on the advisory vote on the frequency of advisory votes on executive compensation and in accordance with the recommendations of our Board on any other matters properly brought before the annual meeting for a vote.

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Annual Meeting Information

Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
Proposal 1: Election of Directors	FOR election of each director nominee
If a quorum exists, the nominee with most “FOR” votes is elected.

If a Nominee receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, the Nominee must submit resignation for consideration by the Governance Committee and final Board decision.
			No effect	No effect
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	If a quorum exists, the majority of votes present in person or represented by proxy and entitled to vote.	Vote against	Not applicable; broker may vote shares without instruction
Proposal 3: Advisory “Say-on-Pay” Vote to Approve Executive Compensation	FOR
If a quorum exists, the majority of votes present in person or represented by proxy and entitled to vote.
This advisory vote is not binding on the Board, but the Board will consider the vote results when making future executive compensation decisions.
			Vote against	No effect
Proposal 4: Advisory Vote on Frequency of Future Say-on-Pay Votes	for every 1 YEAR
If a quorum exists, the plurality of votes present in person or represented by proxy and entitled to vote.
This advisory vote is not binding on the Board, but the Board will consider the vote results when determining the frequency of future Say-on-Pay votes.
			No effect	No effect
Method and Cost of Soliciting and Tabulating Votes
The Board is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at our annual meeting. NorthWestern will pay the cost of the solicitation, which will be made primarily by the use of mail and the internet. Proxies also may be solicited in person or by telephone, facsimile, or similar means by our directors, officers, or employees without additional compensation.
We will, on request, reimburse shareholders who are brokers, banks, or other nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record. Broadridge Financial Solutions, Inc., will be the proxy tabulator, and a representative from NorthWestern will act as the Inspector of Election.
Electronic Access to Proxy Statement and Annual Report
The proxy statement, annual report, voting card, and voting instructions are available on the internet at www.proxyvote.com where you can also cast your vote and request to receive future proxy materials in printed form by mail or electronically by email. These materials will be available for one year following the annual meeting. You will need the control number provided on your notice to access the electronic materials.
General Information
Attending the Annual Meeting in Person or by Webcast
Only shareholders of record or their legal proxy holders as of the record date or our invited guests may attend the annual meeting in person. If you wish to attend the annual meeting and your shares are held in street name at a brokerage firm, bank, or other nominee, you will need to bring your notice or a copy of your brokerage statement or other documentation reflecting your stock ownership as of the record date. You may be asked to provide photo identification, such as a driver’s license.

62

Annual Meeting Information

No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted at the annual meeting. No banners, signs, firearms, or weapons will be allowed in the meeting room.

We reserve the right to inspect all items entering the meeting room.
The annual meeting will be held at the NorthWestern Energy South Dakota / Nebraska Operational Support Office, 600 Market Street West, Huron, South Dakota, as shown on the map to the right.
The annual meeting will be webcast (audio and slides) simultaneously with the live meeting. You may access the webcast from our website at NorthWesternEnergy.com under Our Company / Investor Relations / Presentations and Webcasts. A webcast replay will be available at the same location on our website through April 27, 2018.

Householding; Receipt of Multiple Notices
Under the rules of the SEC, a single Notice of Internet Availability of Proxy Materials or set of annual reports and proxy statements may be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain shareholders who shared a single address, only one annual report and proxy statement were sent to that address unless any shareholder at that address requested that multiple sets of documents be sent. However, if any shareholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2017 or in the future, he or she may telephone toll-free (800) 542-1061 or write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and the company will deliver promptly upon such written or oral request a separate Notice of Internet Availability of Proxy Materials or annual report or proxy statement. Shareholders sharing an address who wish to receive a single set of reports may do so by contacting their banks, brokers, or other nominees, if they are beneficial holders, or by contacting Broadridge at the address set forth above, if they are record holders.
Available Information
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. These filings are available through a website maintained by a third-party and accessible through our company website at NorthWesternEnergy.com under Our Company / Investor Relations / SEC Filings.
Our public filings also are available to the public from document retrieval services and the website maintained by the SEC at www.sec.gov. You may read and copy any reports, proxy statements or other information that we file with the SEC at the SEC Public Reference Room, 100 F Street NE, Room 1580, Washington, DC 20549. You also may request copies of this information from the SEC by mail from the same address, at prescribed rates. Please call the SEC at (800) 732-0330 for further information on the public reference room.
Future Shareholder Proposals
Shareholder Proposals for Inclusion in Next Year’s Proxy Statement. To be considered for inclusion in the proxy statement for our annual meeting to be held in 2018, shareholder proposals submitted under Exchange Act Rule 14a-8 must be received by the corporate secretary of NorthWestern Corporation not later than November 3, 2017. Such proposal must comply with all applicable SEC requirements that a shareholder must meet in order to have a shareholder proposal included in the company’s proxy statement.

63

Annual Meeting Information

Other Shareholder Proposals for Presentation at the 2018 Annual Shareholders’ Meeting. For nominations of persons for election as a director or for any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly from the floor of the 2018 Annual Shareholders’ Meeting, the company’s bylaws require that timely notice must be given to the corporate secretary. To be timely, the notice must be received by the corporate secretary of NorthWestern Corporation between December 26, 2017, and January 25, 2018.
Shareholder proposals should be delivered or mailed to and received by the Company in accordance with the dates set forth above and addressed to:
Corporate Secretary
NorthWestern Corporation
3010 West 69th Street
Sioux Falls, South Dakota 57108
To be in proper written form, a shareholder’s notice for both annual and special meetings must set forth:

(1)
as to each person whom the shareholder proposes to nominate for election as a director, (a) the name, age, and business and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by the person, (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (Exchange Act) and the rules and regulations promulgated thereunder, and (e) the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;

(2)
as to any other business that the shareholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend the bylaws of the company, the language of the proposed amendment), (c) the reasons for conducting such business at the meeting, and (d) any material interest of such shareholder in the business being proposed and the beneficial owner, if any, on whose behalf the proposal is being made; and

(3)
as to the shareholder giving this notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and record address of such shareholder and any such beneficial owner, (b) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by such shareholder and beneficial owner, (c) a description of all arrangements or understandings between such shareholder and any such beneficial owner and each proposed nominee and any other persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (d) a representation that such shareholder is a shareholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (e) a representation of whether such shareholder or any such beneficial owner intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder with respect to an annual meeting if the shareholder has notified the company of his or her intention to present a proposal at such annual meeting in compliance with Regulation 14A (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the company to solicit proxies for such annual meeting. The company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the company.

Assistance
If you need assistance with voting your proxy or have questions regarding our annual meeting, please contact:

Travis Meyer Director - Investor Relations and Corporate Planning (605) 978-2945	or	Emily Larkin Assistant Corporate Secretary (605) 978-2871
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

64

Proxy Statement Glossary
The list below defines the various terms, abbreviations, and acronyms used in this proxy statement.

AGA	American Gas Association
Board	Board of Directors of NorthWestern Corporation
CD&A	Compensation Discussion and Analysis
CEO	President and Chief Executive Officer
CFO	Vice President and Chief Financial Officer
COBRA	Consolidated Omnibus Budget Reconciliation Act
Code of Conduct	Code of Conduct and Ethics
Company	NorthWestern Corporation d/b/a NorthWestern Energy
Compensation Committee	Human Resources Committee
Deloitte	Deloitte & Touche LLP
Director Deferred Plan	NorthWestern Corporation 2005 Deferred Compensation Plan for Non-Employee Directors
Equity Compensation Plan	NorthWestern Corporation Amended and Restated Equity Compensation Plan (f/k/a NorthWestern Corporation Amended and Restated 2005 Long-Term Incentive Plan)
EPS	Earnings per share
ERM	Enterprise Risk Management and Business Continuity Programs
ERRP	Executive Retention / Retirement Program
Exchange Act	Securities and Exchange Act of 1934, as amended
Executive Officer	The Named Executive Officers and other executives responsible for company policy, strategy and operations. For 2016, there were nine executive officers serving on our executive team.
Governance Committee	Governance and Innovation Committee
Key Employee Severance Plan	NorthWestern Corporation Key Employee Severance Plan, effective Oct. 19, 2016
LTIP	Long-Term Incentive Program
NACD	National Association of Corporate Directors
Named Executive Officer
The CEO, CFO, and the three most highly compensated officers, other than the CEO and CFO, who were serving as executive officers at the end of 2016. Our named executive officers for 2016 are identified in the Compensation Discussion and Analysis section of this proxy statement.

NorthWestern	NorthWestern Corporation d/b/a NorthWestern Energy
NYSE	New York Stock Exchange
Officer Deferred Plan	NorthWestern Corporation 2009 Officer Deferred Compensation Plan
OSHA	Occupational Safety and Health Administration
Our	NorthWestern Corporation d/b/a NorthWestern Energy
PCAOB	Public Company Accounting Oversight Board
Record Date	February 27, 2017
ROAE	Return on average equity
SAIDI	System Average Interruption Duration Index
SEC	Securities and Exchange Commission
TSR	Total shareholder return
Us	NorthWestern Corporation d/b/a NorthWestern Energy
We	NorthWestern Corporation d/b/a NorthWestern Energy

Montana Operational Support Office 11 East Park Street Butte, Montana 59701 (406) 497-1000	South Dakota / Nebraska Operational Support Office 600 Market Street West Huron, South Dakota 57350 (605) 353-7478	Corporate Support Office 3010 West 69th Street Sioux Falls, South Dakota 57108 (605) 978-2900

Connect With Us:

NorthWestern Energy.com

VOTING CARD
[Front Side]

NORTHWESTERN CORPORATION 3010 W. 69TH STREET SIOUX FALLS, SD 57108
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the VOTE BY INTERNET instructions above, and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instruction prompts.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLANK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWESTERN CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	For All	Withhold All	For All Except
The Board of Directors recommends that you vote FOR the following nominees:	☐	☐	☐
Vote on Directors 1. Election of Directors Nominees:
01) Stephen P. Adik 02) Anthony T. Clark 03) E. Linn Draper	04) Dana J. Dykhouse 05) Jan R. Horsfall 06) Britt E. Ide		07) Julia L. Johnson 08) Linda G. Sullivan 09) Robert C. Rowe
Vote on Proposals					For	Against	Abstain
The Board of Directors recommends that you vote FOR Proposal 2:
2. Ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2017.					☐	☐	☐
The Board of Directors recommends that you vote FOR Proposal 3:
3. Advisory vote to approve named executive officer compensation.					☐	☐	☐
The Board of Directors recommends that you vote 1 Year on Proposal 4:				1 Year	2 Years	3 Years	Abstain
4. Advisory vote on the frequency of the advisory votes on executive compensation.				☐	☐	☐	☐

The Board of Directors recommends that you vote FOR Proposal 5:					For	Against	Abstain
5. Transaction of any other matters and business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.					☐	☐	☐

Please sign exactly as name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by an authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)

VOTING CARD
[Back Side]

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PLEASE VOTE PROMPTLY BY INTERNET, PHONE OR MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with 10-K Wrap are available at www.proxyvote.com.

NORTHWESTERN CORPORATION
3010 W. 69TH STREET, SIOUX FALLS, SD 57108

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2017

The undersigned hereby appoints E. Linn Draper Jr. and Robert C. Rowe, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2017 Annual Meeting of Shareholders of NORTHWESTERN CORPORATION to be on held Thursday, April 27, 2017, at 10:00 a.m. Central Daylight Time at the NorthWestern Energy South Dakota/Nebraska Operational Support Office, 600 Market Street West, Huron, South Dakota, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of common stock of the Company which the undersigned may be entitled to vote at said Meeting as directed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES NAMED IN ITEM 1; “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN ITEM 2; “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION IN ITEM 3; AND FOR EVERY “1 YEAR” IN ITEM 4.

Continued and to be signed on the reverse side